SCHEDULE 14A
                             (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       DE TOMASO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       DE TOMASO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                PRELIMINARY

                         DE TOMASO INDUSTRIES, INC.
                            107 Monmouth Street
                        Red Bank, New Jersey  07707
                               (908) 842-7200

                                 NOTICE OF
                       ANNUAL MEETING OF SHAREHOLDERS
                       ------------------------------


To the Shareholders of
De Tomaso Industries, Inc.

     An Annual Meeting of Shareholders of De Tomaso Industries, Inc. (the "Company") will be held at ______________________________________, New York,
New York, on January 30, 1996 at 10:00 A.M., for the following purposes:

     1. To elect a Board of ten Directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

     2. To amend the Articles of Incorporation to (a) increase the number of shares of authorized common stock to 50,000,000 and change the par value to $.01 per share, (b) eliminate authorization for preferred stock, and (c) change the name of the Company to Trident Rowan Corp.

     3. To approve the adoption of the 1995 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan for Outside Directors.

     4. To ratify the selection by the Board of Directors of Ernst & Young as independent public accountants for the Company.

     5. To ratify the 1993 sale by O.A.M., S.p.A. (a subsidiary of the Company) of its 51% equity interest in Maserati S.p.A. to Fiat Auto, S.p.A.


     6. To act upon any other business that may properly come before the meeting.

     The shareholders of record at the close of business on December 15, 1995 will be entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill in and sign the enclosed Proxy exactly as your name appears on your stock certificate, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience. The giving of this Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                    By Order of the Board of Directors

                           Carlo Previtali
                           Secretary


Dated:    Red Bank, New Jersey
          January 10, 1996

                         DE TOMASO INDUSTRIES, INC.
                            107 Monmouth Street
                        Red Bank, New Jersey  07707
                               (908) 742-7200

                                PRELIMINARY
                              PROXY STATEMENT
                              ---------------



Solicitation and Use of Proxy
-----------------------------

     The enclosed Proxy is solicited by the Board of Directors of De Tomaso Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on January 30, 1996 and at any adjournments thereof, for the purposes set forth in the attached Notice of Meeting. Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or by giving a duly executed proxy bearing a later date. Proxies, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting. Where choices are specified by a shareholder by means of the ballot provided on the Proxy for that purpose, the Proxy will be voted in accordance with such specifications. In the absence of such specifications, the Proxy will be voted FOR the slate of nominees for directors proposed by management, FOR the proposal to amend the Articles of Incorporation, FOR the approval of the 1995 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan for Outside Directors, FOR the ratification of the selection of auditors, and FOR the ratification of the sale by O.A.M. S.p.A. of its 51% equity interest in Maserati S.p.A, ("Maserati") to Fiat Auto S.p.A. (the "Maserati
Sale").   The Notice of Meeting and the Proxy Statement are being mailed to shareholders on or about January 13, 1995. Under Maryland law and the Company's Charter and ByLaws, abstentions will be counted in determining whether a quorum is present and broker non-votes will not be counted. Abstentions and broker non-votes will not be counted as affirmative votes.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by the use of the mails, certain officers of the Company may solicit proxies personally and by telephone. The Company may request banks, brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their out-of-pocket expenses.


Outstanding Shares and Voting Rights
------------------------------------

     As of December 15, 1995, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 4,714,332 shares of common stock, par value $2.50 per share, which constitute the only outstanding securities of the Company having voting rights. Each outstanding share of common stock is entitled to one vote on each matter to be voted. A majority of the shares of common stock represented in person or by proxy, will constitute a quorum for the transaction of business.

     The affirmative vote of two-thirds of all of the votes entitled to be cast on such matter is required to adopt the resolution to ratify the Maserati Sale and to amend the Articles of Incorporation. The affirmative vote of a majority of all of the votes cast at the meeting in person or by proxy is required to approve the 1995 Non-Qualified Stock Option Plan and the 1995 Option Plan for Outside Directors. Finprogetti, S.p.A. ("Finprogetti") and the trustee (the "Trustee") of shares which had been owned by Alejandro De Tomaso, the former Chairman of the Board of the Company, having in the aggregate, the right to cast 49.1% of the votes which may be cast at the Annual Meeting, have agreed to vote for ratification of the Maserati Sale, and have indicated that they will also vote in favor of the amendment of the Articles of Incorporation. Ad-ditionally, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro De Tomaso's family may be expected to vote in favor of both proposals, although the holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trustee, aggregate 65.6% of the votes which are entitled to be cast. Ratification of the Maserati sale, and approval of the amendment of the Articles of Incorporation are therefore reasonably certain.


Introduction
------------

     Since 1993, the Company has been engaged in a basic refocus of its operations and strategic direction.

     In January 1993, the Company was primarily a manufacturer of luxury Italian automobiles under the "Maserati" brand name, and, secondarily, was a manufacturer of Italian motorcycles under the "Moto Guzzi" brand name. After sustaining significant losses in its operations for many years, and after trying without success to engage in strategic relation-ships with larger, better financed automobile companies, the Company sold its Maserati operations to the large Italian automobile company, Fiat Auto S.p.A. (see "Maserati Sale" below).

     The Company today, as a result of actions undertaken
by the Board of Directors, including the sale of Maserati, is profoundly different from the Company as it existed in January 1993. While continuing to operate its G.B.M. S.p.A (Moto Guzzi) division as a result of the July 17, 1995 Finprogetti Acquisition (see, "The Finprogetti Ac-
                                           ---
quisition" below), the Company has established itself as a provider of hands-on temporary management services and capital to companies which represent "turnaround" opportunities or which otherwise present opportunistic investment possibilities for the Company. The Company, in addition acquiring Temporary Integrated

Management, S.p.A. ("TIM") as part of the Finprogetti Acquisition, has bolstered its capital through private investments made by certain Finprogetti investors. Certain real estate assets acquired from Finprogetti are intended to be liquidated and the proceeds used in connection with its new turnaround and opportunistic investment business.

     Additionally, Sig. Alejandro De Tomaso, the Company's former President and Chairman of the Board, has resigned from all of his offices and has disposed of his entire interest in the Company's securities (see
"Retirement of Former Chairman; Repurchase of Former Chairman's Shares", below).

     The Board, adhering to a promise made to shareholders following the sale of Maserati, intends to commence a program to repurchase up to 80% of the shares of common stock in the hands of the public (see "Planned Stock Repurchase Program" below). Shortly after the completion of the Repurchase Program, the Company intends to commence an offering to the public of units of common stock and warrants to purchase common stock (see "Proposed Public Offering" below).


Planned Stock Repurchase Program
--------------------------------

     Commencing approximately one month following the shareholders' meeting to which this proxy statement relates, the Company plans to offer to purchase up to 80% of the shares of common stock owned by each shareholder of record, at the price of $12.26 per share. No shareholder will be permitted to tender all of such person's shares, but will be permitted to tender up to 80% thereof. Finprogetti, the Trustee, the Finprogetti shareholders who separately purchased 408,008 shares of the Company's common stock, and all but one of the Company's officers and directors, have agreed not to submit their shares for repurchase. A maximum of 1,285,714 shares will therefore be subject to repurchase under the program. The
Company will use working capital, available lines of credit and other assets, if necessary, to finance the Repurchase Program. For the long-term benefit of the Company, Management will recommend against shareholder acceptance of the repurchase offer. A notice about the commencement of the Repurchase Program with instructions for participation will be sent to all shareholders of record approximately one month after the upcoming shareholders' meeting.

Proposed Public Offering
------------------------

     The Company has entered into a letter of intent with GKN Securities Corp. with respect to a proposed underwritten "firm commitment" public offering by the Company of approximately 2,000,000 units, each unit consisting of one share of common stock and one warrant. Each warrant will represent the right to purchase one share of common stock of the Company at an exercise price of 120% of the per-Unit offering price, will be exer-cisable during the four year period which begins one year following the effective date of the public offering, and will be redeemable by the Company under certain circumstances. The Company expects that the public offering will occur during the second or third quarter of 1996 and intends to use the net proceeds in furtherance of its turnaround management
services business.   See "Narrative Description of Business - Turnarounds,"
                     ---
below.   There can be no assurance that such public Unit offering will, in fact, be consummated or if consummated, that the terms will be as described above or that the proceeds therefrom will be more or less than the amount of capital used to finance the stock Repurchase Program.


Business of the Company
-----------------------

     General
     -------

     Prior to the Maserati Sale in 1993, the Company had been principally engaged in the business of manufacturing and distributing automobiles for its own account under the "Maserati" and "Innocenti" brands.  Between 1987 and 1991, the Company also manufactured and/or assembled automobiles for
other companies.  See "The Maserati Business", below.   Following the Company's
                  ---
acquisition on July 17, 1995 of the principal operating subsidiaries of Finprogetti, S.p.A. (see, "The Finprogetti Acquisition", below), the Company
                     ---
has been and at September 30, 1995 was engaged primarily in two lines of business: the manufacture and distribution of "Moto Guzzi" brand motorcycles in Italy, Europe and elsewhere in the world through its G.B.M. S.p.A. subsidiary, and the temporary management of troubled and underperforming Italian and other foreign companies through TIM. See "Narrative Description of
                                          ---
Business -- Motorcycles" and "Narrative Description of Business - Turnarounds", below*. Subsequent to the Maserati Sale and until the Finprogetti Acquisition, the Company was engaged solely in the business of manufacturing and distributing motorcycles. Beginning in 1996, as a result of an acquisition made in 1995, the Company will also be engaged in a third line of business: the manufacture and distribution of steel tubes for the automotive and furniture markets.
See "Other Subsidiaries" below.

     The Company's strategic plan is to expand substantially the size and scope of the Company's hands-on management and financing business in turnaround and opportunistic investment situations. The Company intends to engage from time to time in strategic relationships with other enterprises which are both well-capitalized and which finance troubled and underperfor-ming businesses or which are seeking "local" partners with hands-on management capabilities. The Company plans to generate revenues by acquiring interests in companies to which it renders turnaround management services and subsequently selling such interests at enhanced values.
The Company will also continue to earn fees for the turnaround services rendered to such companies, as well as to companies for which it will render services without making an accompanying investment.


----------------------

* Certain of companies acquired for Fingopretti were also engaged in real estate development, but the Company has determined to disconinue this line of business and to position the real property for orderly disposition.

     Other Subsidiaries
     ------------------

     The Company owns 84.35% of the capital stock of O.A.M. S.p.A., the
entity which had owned Maserati S.p.A.   Chrysler Corporation has owned a
15.65% equity interest in O.A.M. since 1986.   An option purchased by
Chrysler from Alejandro De Tomaso in 1986 to purchase all of his shares of Common Stock and Preferred Stock has expired unexercised.

     The Company owns 100% of the stock of Finprogetti International Holding, S.A., a Luxembourg corporation, Finprogetti Investimenti Im-mobiliari, S.p.A., Temporary Integrated Management S.p.A. and Finprogetti Servizi S.p.A., each an Italian corporation, the subsidiaries through which Finprogetti owned and developed real estate, conducted its hands-on management businesses and provided associated financial management ser-vices.

     The Company also owns a 100% or controlling interest in various subsidiaries which are either inactive or are being liquidated.

     On July 25, 1995, the Company, through one of the Company's Italian subsidiaries, acquired Lita S.p.A. ("Lita"), an Italian manufacturer of steel tubing used for automotive purposes and in the manufacture of metal furniture. Lita's operations, while not expected to be material to the Company's consolidated 1995 results of operations, are expected to be material to the Company in 1996. The acquisition of Lita was made from a client of TIM which retained TIM to turn the company around and oversee its sale to a third party.

     The following charts depict the structure of the Company prior to the Finprogetti Acquisition, and currently as a result thereof and as a result of subsequent acquisitions.

     The following is a textual summary of the organizational chart of the Company as at December 31, 1994. The chart in graphical form is included in the paper version of this filing:

     The Company owns 100% of the equity interest in Maserati Automobiles, Inc., and a 99.9% equity interest in G.B.M. S.p.A. ("GBM") and American Finance S.p.A. ("AF").

     GBM owns a 99.67% equity interest in Centro Ricambi S.r.l., and a 45% equity interest in A+G Motorrad GmbH.

     AF owns a 100% equity interest in Tridentis Financiere, S.A. ("Trid-entis"), a 64.029% equity interest in O.A.M. S.p.A. ("OAM"), and a 96.7% equity interest in Storm S.r.l. Tridentis owns a 100% equity interest in Newstead, Ltd. and a 19.893% equity interest in OAM.

     The following is a textual summary of the current organizational chart of the Company. The chart in graphical form is included in the paper version of this filing:

     The Company owns 100% of the equity interest in Maserati Automobiles, Inc., Finprogetti International Holding, S.A. ("FIH") and Finprogetti Servizi S.p.A. ("Servizi"). The Company owns a 99.9% equity interest in G.B.M. S.p.A. ("GBM") and American Finance S.p.A. ("AF"), a 99.67% equity interest in Finprogetti Investimenti Immobiliari S.p.A. ("Immobiliari"), and a 45% equity interest in Temporary Integrated Management S.p.A. ("TIM"). FIH owns the remaining .33% equity interest in Immobiliari. Servizi owns the remaining 55% equity interest in TIM.

     GBM owns a 99.67% equity interest in Centro Ricambi S.r.l., and a 25% equity interest in A+G Motorrad GmbH.

     AF owns a 100% equity interest in Tridentis Financiere, S.A. ("Trid-entis"), a 64.029% equity interest in O.A.M. S.p.A. ("OAM"), and a 96.7% equity interest in Storm S.r.l. Tridentis owns a 100% equity interest in Newstead, Ltd. and a 19.893% equity interest in OAM.

     Immobiliari owns a 99.9% equity interest in Pastorino Strade, S.r.l., a 25% equity interest in Domer S.r.l., an 80% equity interest in Grand Hotel Bitia S.r.l. and a 66.67% equity interest in Immobiliare Broseta S.r.l. FIH owns the remaining .10% equity interest in Pastorino Strade. Domer owns a 100% equity interest in Interim S.p.A. which in turn owns the remaining 33.33% equity interest in Immobiliare Broseta.

     Servizi owns a 95.54% equity interest in Finproservice S.p.A.

     FIH owns a 99.9% equity interest in LITA S.p.A.

     Industry Segment Information.
     ----------------------------

     Since the Finprogetti Acquisition on July 17, 1995, the Company has
been operating in two industry segments: motorcycle manufacture and sales, and providing temporary professional management services to troubled companies for a fee.  The Company has discontinued the real estate ac-
tivities also acquired from Finprogetti. On July 25, 1995, the Company acquired an Italian company operating in the welded steel tube business;
its activities to date have not been material for the Company's con-
solidated operations.  For financial data concerning Company operations for the three fiscal years ended December 31, 1992, 1993 and 1994, which include data attributable to Maserati, but which do not include the
Finprogetti operations, see the Financial Statements which accompany this proxy statement. For comparative financial data concerning the Company's operations for the three months and nine month periods ended September 30,
1995 and September 30, 1994, which includes Finprogetti operations since the date of acquisition, see the Financial Statements included in the Company's Quarterly Report on Form 10-Q/A Amendment No. 1 which accompany this
proxy statement.   For pro forma balance sheet data concerning the Company
as at December 31, 1994 and financial data concerning Company operations for the six month periods ended June 30, 1995 and June 30, 1994, including the effects of the Finprogetti Acquisition, see the Pro Forma Financial Statements which are included in the Company's Current Report on Form 8-K which accompanies this proxy statement. Prior to the July 17, 1995 consummation of the Finprogetti Acquisition, the Company operated in only the single industry segment of motorcycle manufacture and sales.


Narrative Description of Business.
---------------------------------

     Turnarounds
     -----------

     Since its formation in 1987, TIM has been engaged in the business of providing temporary management assistance services to industrial and manufacturing companies principally located in Italy which are undergoing financial restructuring, operational difficulties, ownership changes or development of new business opportunities. TIM's fee-for-service engagements are generally structured in multiple stages lasting between six months and two years. After each phase, the engagement may be terminated by the client. The initial phase, in addition to replacing senior management with a TIM-selected manager, ordinarily involves an analysis of the particular problems faced by the client, an evaluation of the industry in which the client operates, and a recommended course of action to terminate the existing crisis and, ultimately, to restore the client to
profitability.   TIM, with the cooperation of the client's ownership,
effectively takes over operational control of the client company, addresses crisis issues, and implements the recommended course of action. In addition to earning fees for performing services, TIM's agreements general-ly entitle it to bonus and success fees based upon the achievement of performance goals.

     TIM has been engaged in nearly 100 management interventions in such industries as steel, food, clothing, jewelry, refuse treatment, toys, tooling and shipyards. TIM was also engaged by the Company in 1994 to manage the turnaround at G.B.M.

     TIM's hands-on management capability will be an important component of the Company's larger strategic goal of identifying opportunistic entrepreneurial investment situations from which the Company can realize profits from its investments as well as fees from its rendering of ser-vices.

     Service Revenue
     ---------------

     In 1995 through September 30, TIM earned fees aggregating Lit. 2,325,000,000 ($1,438,738), all from customers located in Italy. In the 1994 fiscal year, TIM received an aggregate of Lit. 1,785,000,000
($1,104,570)1 also exclusively in Italy.

     Backlogs
     --------

     As at September 30, 1995, TIM was engaged in 10 projects, including its management of G.B.M. and Lita.

     As a service business, TIM's operations to date have not been affected by such external factors as government regulation, working capital availability, seasonal influences or inflation, but rather is primarily dependent upon its marketing skills, its ability to identify potential clients, and its success in negotiating and consummating the resulting temporary management agreements. While TIM's business is not dependent upon patents, trademarks or copyrights, TIM maintains a proprietary database of a skilled management talent pool, and its success is related to the skill of its management in matching its talent pool to the individual projects on which it is engaged.


Motorcycles
-----------

     G.B.M., the Company's 100%-owned motorcycle manufacturing subsidiary, manufactures a high priced line of motorcycles under the trademark "Moto Guzzi", and is the successor to businesses acquired by the Company in 1972. Moto Guzzi cycles vary in engine displacement from 300cc to 1100cc. Moto Guzzi spare parts are distributed through Centro Ricambi S.r.l., a 96.67%- owned subsidiary of G.B.M. G.B.M. also manufactured and sold smaller cycles under the "Benelli" trademark. Benelli production ended in 1993.

--------------------
     1 Throughout this proxy statement, amounts stated in Italian lire are converted into U.S. dollars solely for convenience at the exchange rate of 1,616 lire to the U.S. dollar prevailing on September 30, 1995.

     All motorcycle manufacturing is conducted at G.B.M.'s Mandello, Italy facility. G.B.M. manufactures certain power train components, acquires certain other components from outside suppliers, and performs finishing work and assembly into motorcycle bodies. G.B.M.'s operations have been managed since May 1994 by TIM, now an indirectly owned subsidiary of the Company, but, until July 17, 1995, a unit of Finprogetti, which is engaged in the business of providing temporary management assistance to troubled businesses.

     Italian prices for motorcycles traditionally have been higher than export prices. Prices in Italy are customarily reviewed and are increased to cover increases in production costs at periodic intervals. In 1994, Moto Guzzi increased prices of its various models once for its domestic sales and twice for export sales (to reflect weakening in the Italian Lire exchange rate), with such increases aggregating approximately 7% on average within Italy and 4% in respect of export sales. In 1995 through September 30, domestic Italian prices averaged 7% higher than in 1994, while export prices average 6% higher. Export sales continued to reflect lower margins than domestic Italian sales.

     Distribution
     ------------

     G.B.M. maintains an Italian distribution network of over 200 indepen-dent dealers.

     In 1994, a single importer-distributor acted as exclusive im-porter-distributor for Moto Guzzi in each of France, Japan, Denmark, Finland, Germany, Greece, Malta, New Zealand, Norway, Portugal, Sweden, Austria, Switzerland, Australia, the U.K., the United States and Holland. These distributors continued to handle Moto Guzzi products in 1995. MAI, the Company's wholly-owned subsidiary, had been the exclusive importer in the United States of G.B.M. motorcycles until 1990 when it sold its inven-tory of vehicles and spare parts to an unrelated third party, which then became the exclusive importer.

     G.B.M. owns a 25% equity interest in A + G Motorod GmbH ("A&G"), a German corporation, the majority of the shares of which is owned by Aprilia S.p.A., another Italian manufacturer of motorcycles with small displacement
engines.   A&G distributes the motorcycles of both G.B.M. and Aprilia in
the German market.   In 1996, G.B.M. can choose to continue to distribute
products in Germany through A&G or it can choose to distribute Moto Guzzi products through others.

     No single Italian dealer accounted for more than 5% of the sales of Moto Guzzi in 1994 or in 1995. The Italian dealers who distribute Moto Guzzi motorcycles generally handle other brands as well.

     Sales in 1994 of Moto Guzzi machines to the Italian and other governments were 17.7% of its total motorcycle sales revenues. As at September 30, 1995, government sales constituted 9.7% of total motorcycle sales revenues.

     Sales
     -----

     Since 1981, sales and production of Moto Guzzi motorcycles, with only occasional interruptions, had been declining consistently.
Production of G.B.M.'s large and most expensive machines declined from 2,935 units in 1992 to 2,175 units in 1993. Similar declines were sus-tained in other motorcycle categories. In 1994, following the engagement of TIM to improve manufacturing and sales results, G.B.M.'s overall unit sales improved by 28% and production of the company's large machines expanded to 3,048 units. Overall Moto Guzzi motorcycle unit sales in 1995 are expected to increase to approximately 5200 from 4,278 in 1994, of which 4,149 had engine displacements of 350cc or greater, 77 had displacements of less than 350cc, and 52 units were part of G.B.M.'s then remaining Benelli inventory.
In the nine month period ending September 30, 1995, G.B.M. has sold a total of 3,988 motorcycles, of which 3,478 had engine displacements of 350cc or greater.

     Backlogs
     --------

     G.B.M.'s entire production capacity for 1995 was pre-sold, for the first time in its history. Backlog of Moto Guzzi units for 1995 delivery at January 1, 1995 was approximately Lit. 54,803,000,000 ($33,912,747) in the aggregate, representing 5,523 units compared to Lit 10,000,000,000 ($6,188,119) in 1994. G.B.M. expects to fulfill 94% of those orders. As at September 30, 1995, G.B.M. had orders for 3,717 units for future delivery aggregating approximately Lit. 36,000,000,000 ($22,277,227) in revenue. Additionally, G.B.M. signed an agreement in March 1995 with a foreign purchaser to deliver over five years special-purpose engines based
on the Company's motorcycle engine design.   Backlog under this agreement
for expected 1995 delivery were Lit. 2,576,000,000 ($1,594,059), but at the customer's request, deliveries have been delayed until 1996.

     Competition
     -----------

     The sale of motorcycles is a highly competitive business, with competition typically coming from all powered passenger vehicles, as well
as motorcycles.   G.B.M.'s sales of its large motorcycles represented a
3.2% share of the Italian domestic market for motorcycles with 350cc engines or greater, a 100% market share improvement compared to the prior year. The market itself continued to contract significantly in 1994, with
new vehicle registrations in Italy declining by 15% compared to 1993.   The
Italian market remains dominated by large, well-financed Japanese manufac-turers. A number of Italian and foreign manufacturers, principally Cagiva, Honda, Yamaha, Kawasaki and Suzuki, sell their products in the Italian market. In 1994, the Italian market shares of the principal competitors of Moto Guzzi, on a unit basis were: Honda - 28.3%; Cagiva and Ducati - 8.9%; Yamaha - 19.2%; Aprilia - 3.5%; Suzuki - 11.7%; Kawasaki - 7.7%; and Harley Davidson 5.2%. From data available in early 1995, the market has begun to rebound, and G.B.M. anticipates that it will maintain or increase its share of this larger market.

     G.B.M. maintains an extremely small share of the worldwide motorcycle market, which is dominated by many of the same Japanese manufacturers that predominate in Italy.

     Raw Materials and Componentry
     -----------------------------

     The source and supply of motorcycle raw materials, including aluminum for power train components, is not a significant issue for G.B.M. There are multiple reliable sources for motorcycle componentry as well as for manufactured engines. The cost of imported raw materials, however, is affected by variations in currency exchange rates. In 1994, the value of the Lire had declined relative to the currency of Italy's primary trading partners. The weakness of the Lire has resulted simultaneously in an increase in the cost of imported raw materials and in an improvement in the price competitiveness of Italian-made finished goods, such as G.B.M.'s motorcycles. In 1995, through September 30, currency exchange rates had a less significant effect on price competitiveness.

     During 1994, average prices paid for raw materials, and components by G.B.M. increased by approximately 7.82% over 1993 average price levels, approximately half of which was due to the use of higher quality materials and to outsourcing of certain componentry. Through September 30, 1995, such prices averaged 7.96% higher than 1994. The Company increased its outsourcing of components through September 30, 1995 and anticipates further increases in 1996.

     Research and Development and Continuing Engineering
     ---------------------------------------------------

     G.B.M. is continuously engaged in company-sponsored programs of product improvement and development. Aggregate 1994 research and develop-ment expenditures by G.B.M. were Lit. 197,133,421 ($121,989) compared to Lit. 409,159,000 ($253,192) in 1993, and Lit. 219,852,597 ($136,047) in
1992.

     In addition, during 1994, on-going programs continued relating to developing more powerful engines with improved performance and durability characteristics, superior braking systems, suspensions, frames, transmis-sions and other components applicable to two-wheeled vehicles. The Company expects that capital expenditures for new model developments will aggregate approximately Lit. 2,000,000,000 ($1,237,624) in 1995.

     The other subsidiaries do not conduct research and development ac-tivities.

     Seasonal Nature of Business
     ---------------------------

     There is no significant seasonal variation in the business of the Company or any of its subsidiaries except that traditionally vehicle production ceases during August of each year in Italy.

     Working Capital Items
     ---------------------

     The subsidiaries of the Company are not affected by any unusual industry practices relating to returns of merchandise or extended payment, nor are they required to carry unusually significant inventories since their businesses are not seasonal.

     Patents and Trademarks
     ----------------------

     Except as described below, the business of G.B.M. is not and has not been in any material respect dependent upon patents, licenses, franchises or concessions. The component parts of motorcycles are manufactured pursuant to well known techniques and include components which are not unique to its products, although some of these components are specially styled and designed. Management believes that the trade name "Moto Guzzi", and their related trademarks are well known and highly regarded throughout the world, and appropriate steps have been taken to protect G.B.M's rights in these trade names and trademarks in those countries representing significant markets.

     Compliance with Governmental Regulations
     ----------------------------------------

     G.B.M., along with other motorcycle manufacturers, has incurred substantial costs in designing and testing products to comply with safety and emissions requirements. Such standards have added, and will continue to add, substantially to the price of the vehicles while competitive pressures have kept export prices lower than domestic Italian sales prices.


     The distribution of motorcycles in the United States is not subject to the required federal safety equipment and damage susceptibility regulations applicable only to automobiles, such as bumper durability, and front and side impact resistance and passive restraint systems insofar as they relate to newly manufactured post-1990 vehicles, nor to state or federal automobile fuel economy or emissions regulations with respect to such vehicles.

     All motorcycles produced by the Company and its subsidiaries for sale in the United States are manufactured with the intent to comply with all applicable federal safety standards. The Company's 1994 model year motorcycles complied and its 1995 models comply with EPA emission standards applicable in all 50 states.

     Employees and Employee Relations
     --------------------------------

     At December 31, 1994, G.B.M. had 303 employees, compared to 329 at December 31, 1993, of whom approximately 83% were engaged in factory production and the balance in various supervisory, sales, purchasing, administrative, design, engineering and clerical activities. At September 30, 1995, G.B.M. had 336 employees, of whom 74% were engaged in production-
related functions.   At September 30, 1995 and December 31, 1994, Centro
Ricambi had 19
employees, down from 20 employees at December 31, 1993. Approximately 42% of Centro Ricambi's employees are engaged in warehouse and shipping work, with the balance engaged in supervisory, purchasing, administrative and clerical activities. Labor costs increased approximately 1.5% in 1994 at Guzzi and Centro Ricambi over 1993. Annualized labor costs based on data through September 30, 1995 were 15% higher than in 1994 in the aggregate due to the engagement of additional personnel and 1.5% higher on a per-unit basis.

     In 1993, workers were furloughed 48,622 production hours and G.B.M. utilized the government furlough program. The cost to the Company was immaterial. In 1994, and in 1995 through September 30, G.B.M. did not avail itself of the Italian government furlough program.

     Two national strikes in 1994 cost G.B.M. 3,217 production hours. G.B.M. was not the subject of any strikes or work stoppages in 1993 or in 1995 through September 30, 1995. In Modena, the local Centro Recambi
"company" contract expired on March 31, 1994.   A new contract has not yet
been signed. G.B.M.'s last "company" contract expired on December 31, 1992 and it also has not yet been renegotiated but is expected to be completed by mid-1996.

     Under Italian law, persons in a company acquire the right to severance pay based upon salary and years of service. At December 31, 1994, the Company was obligated to pay employees an aggregate of Lit. 7,137,000,000 ($4,416,460), compared to Lit. 7,245,000,000 ($4,483,292) at December 31,
1993. Through September 30, 1995, the Company was obligated to pay Lit. 6,930,000,000 ($4,288,366) on account of G.B.M. employees and Lit. 355,000,000 ($219,678) for employees of Centro Ricambi.

Steel Tubing
------------

     Although not expected to be material to its 1995 consolidated operations, Lita, acquired on July 25, 1995, is expected to be a material line of business in 1996. All of the stock of Lita was acquired at a cost of Lit. 615,000,000 ($383,344), representing a sizeable discount against the book value of its assets of Lit. 2,542,000,000 ($1,573,020). Lita manufactures plain and perforated molded steel tubes used principally in the automotive industry and for furniture. The subsidiary's factory in Torino has a production capacity of approximately 15,000 tons, but the company has achieved production of less than 73% since 1992. Production in 1995 is not expected to exceed 60% of capacity. Prior to its acquisition by the Company, TIM had been providing management assistance. Most of the customers lost in 1994 have been regained, supplier relationships re-established and export relationships established. Lita, in 1996, is accordingly expected to realize substantially higher revenues than in 1995, and, as a consequence, is expected to become a material subsidiary.

Financial Information About Foreign and
Domestic (Italian) Operations and Export Sales
----------------------------------------------

Turnaround Business
-------------------

     TIM has generated all of its revenue from clients located in Italy.

Motorcycle Business
-------------------

     All motorcycle production occurs in Italy and foreign sales are made to distributors located outside Italy. Most foreign sales are made to Western European countries. Although in the aggregate sales outside of Italy are significant, sales to any particular country other than France, Germany, the United Kingdom, Holland, Australia, Japan, Austria and
Switzerland are insignificant.   In 1994, the Company had aggregate sales
outside of Italy of Lit. 23,172,000,000 ($15,312,511). As of September 30, 1995, sales in 1995 outside of Italy and the rest of Europe represented 17% of total sales.

     Set forth below are charts illustrating percentage of motorcycle sales revenues attributable to various geographic areas in the three most recent fiscal years.

     Geographic Areas
     ----------------
                                           Year Ended December 31
Benelli & Moto Guzzi Motorcycles        1994          1993      1992
--------------------------------        ----          ----      ----

Italy                                   38%           35%        37%
Europe (other than Italy)               51%           41%        52%
United States                            5%            6%         6%
Elsewhere                                6%           18%         5%


Item 2.    Properties
------     ----------

     The following facilities were, and unless so indicated, are presently, leased or owned by the Company in the active conduct of its business:

     (a) 1,460 square feet of office space at 107 Monmouth Street, Red Bank, New Jersey 07701, in which are located the United States ad-ministrative offices of the Company, and which is occupied under a month-to-month lease, at a monthly rental of $970. This space is regarded as adequate for the present and foreseeable needs of the Company in the United States.

     (b) Factory and office facilities owned in fee and located in Mandello del Lario, Italy in a group of one, two and three story buildings aggregating 54,550 square meters, and which is used by G.B.M. This facility is currently operating at approximately 50% of production capacity calculated as a percentage of available space, compared to a utilization rate of 30% in 1994.

     (c) One single-story 2,800 square meter concrete building located in Modena, Italy and completed in late 1983, with an 8 meter ceiling, rented on a month-to-month basis by Centro Ricambi from De Tomaso-Modena, an affiliate of Mr. Alejandro De Tomaso, at a monthly rental of Lit. 9,000,000 ($5,569) since January 1, 1984. This facility has been fully utilized as a spare parts distribution facility for Moto Guzzi. The subsidiary is seeking to relocate its operations to other facilities.

     (d) Office, retail showroom, service and warehouse space at 1501 Caton Avenue, Baltimore, Maryland, situated on a 2.9 acre tract in a steel and masonry building of approximately 25,000 square feet, owned by MAI. The facility had operated at approximately 40% of capacity in 1994. Insofar as MAI has suspended operations, the facility is vacant and the Company is attempting to dispose of the property.

     (e) A 24,000 square foot steel and masonry warehouse located on 1.4 acres at 1221 Bernard Drive, Baltimore, Maryland owned by MAI. The warehouse is nine years old and had been utilized by MAI for new vehicle storage and preparation. The facility is now unutilized and the Company is attempting to dispose of the property.

     (f) A combined commercial and residential building in Rome owned by O.A.M. The two-story building occupies approximately 1100 square meters. The commercial portion (the basement, ground floor and access ramp) is rented to a Guzzi dealership pursuant to a long-term lease. The first floor is rented for residential purposes, and contains approximately 152 square meters of space. The Company is attempting to dispose of the property.

     (g) Offices aggregating 480 square meters in Milan, Italy used by Finprogetti Servizi, Finprogetti Immobiliare and TIM are leased from an entity affiliated with Francesco Pugno Vanoni, the Chairman of the Board of the Company, and his brother, at a cost of Lit. 100,000,000 ($61,881) in 1994 under a six year lease expiring on August 31, 2000. The rental is believed to be comparable to rents paid for similar facilities elsewhere in Milan.

     (h) Warehouse, offices and surrounding land aggregating 63,874 square meters in Cologne, Italy. Approximately 80% of the 22,122 square meter office and warehouse space is rented to a single tenant at an annual rental of Lit. 1,230,000,000 ($761,139) and negotiations are proceeding to rent the remainder of the space to the tenant. As part of the discontinuation by the Company of its real estate operations, the Company is exploring the possible disposition of the property, which is encumbered by a Lit. 14,831,000,000 ($9,177,600) mortgage.

     (i)  Unimproved land aggregating            square meters in Gagliari,
                                      ----------
Italy. The Company, through Finprogetti Immobiliari, owns an 80% interest therein, and is exploring its disposition. An unaffiliated third party has acquired an option to purchase the Company's interest on or before June 30, 1996 for Lit. 10,600,000,000 ($6,559,406) less outstanding debt.

     (j) Industrial and commercial holdings and additional surrounding land aggregating 66,301 square meters in Bergamo, Italy. The Company owns, directly or indirectly through its Finprogetti subsidiaries, a 75% interest in the property which is available for development but is essentially unused. The sites include six structures which date from the 17th century.

     (k) Offices aggregating 150 square meters in Brescia, Italy used by Finproservice S.p.A. at an annual rental of Lit. 16,000,000 ($9,901) under a six year lease expiring in 2001.

     (l) Subconsession rights to 196 spaces in a municipal parking garage in Genoa, Italy. The spaces are managed by an unaffiliated party under an agreement which expired in June 1995. A new agreement is under negotiation.

     (m) The Company also owns minority interests in entities which own other property in Bergamo and Brescia.


Item 3.   Legal Proceedings
------    -----------------

     A shareholder has commenced a litigation in federal court seeking to compel the Board of Directors to hold a shareholders meeting relating to the 1993 sale of Maserati to Fiat. The Company believes the action is without merit, and, in any event, will be rendered moot by the expected ratification of such sale by the shareholders at the meeting to which this proxy relates.


Item 4.   Submission of Matters to
------
          a Vote of Security Holders
          --------------------------

     None.


     Management's Discussion and Analysis of
     Financial Condition and Results of Operations
     ---------------------------------------------

     While the following Management's discussion of the Company concerns operations in 1994, 1993 and 1992, the discussion of 1993 and 1992 excludes the former Maserati operations and deals only with the Company's continuing operations in those years. Inclusion of the Company's discontinued Maserati operations would render the discussion not comparable to the presentation for 1994. Information relating to the operations of the acquired Finprogetti busines-ses during those periods are similarly not provided below. Management's discussion of the Company's operations in the three and nine month periods ended September 30, 1995 and September 30, 1994 are contained in the Company's Quarterly Report on Form 10-Q which accompanies this proxy material. Insofar as the Company's 1995 operations include the operations of the Finprogetti businesses acquired on July 17, 1995, Management's discussion of the Company's operations for the three and nine month periods ended September 30, 1995 are not directly comparable to discussions of prior years.

     Results of Operations
     ---------------------

     1994 Compared to 1993
     ---------------------

     The Company's operations improved markedly in 1994 compared to 1993 as a result of production and management changes made during the year at
G.B.M.   TIM's management engagement commenced in May 1994 and its
effects were significant. Unit sales of G.B.M. increased by 28%, to 4,880 motorcycles. Net sales increased by 24%, to Lit. 51,994,000,000 ($32,143,564). The increase in unit sales, moreover, was achieved despite an overall contraction in the Italian motorcycle market.

     Despite the growth in sales, gross profits declined approximately 2% and gross profit margins declined approximately 3% from 1993. Gross profit margins in 1993 were favorably impacted by a reduction in cost of goods sold resulting from a change in that year's estimate of obsolescence reserves. Excluding the effect of that reduction, G.B.M achieved a small increase in gross profit margins in 1994 from its sale of motorcycles.

     A 13% reduction in selling, general and administrative expenses due to operating efficiencies relating to TIM management changes, and a 52% reduction in interest expenses due to retirement of debt more than offset reduced margins and, as a result, the Company was able to reduce losses from continuing operations before minority interests by nearly 64% to Lit. 2,467,000,000 ($1,526,609) in 1994 from Lit. 6,736,000,000 ($4,168,317) in
1993.

     1993 Compared to 1992
     ---------------------

     G.B.M.'s Moto Guzzi unit sales declined 25% in 1993 compared to 1992, largely reflecting a comparable decline in overall motorcycle sales in Italy. Consolidated losses from continuing operations in the 1993 fiscal year increased by 69% to Lit. 6,736,000,000 ($4,168,317) from Lit.
3,967,000,000 ($2,454,827) in 1992.  G.B.M.'s losses for the 1993 fiscal year were approximately Lit. 4,000,000,000 ($2,475,248).

     Interest expense increased by 53.2% in 1993 compared to 1992 due to increased bank advances to finance operating losses. The increase in interest income was related to interest earned on amounts due from Fiat relating to the Maserati sale.

     The Company adopted FASB Statement No. 109 "Accounting For Income Taxes" effective January 1, 1993. The principal effect of FASB Statement No. 109 is that utilization of the net operating loss carry forwards is reflected as a reduction of the tax provision rather than an extraordinary item.

     Liquidity and Capital Resources
     -------------------------------

     At December 31, 1994, the Company had working capital of Lit. 40,819,000,000 ($25,259,282). Additionally, the Company had Lit.
14,759,000,000 ($9,133,045) of investments in long term bonds of which all but Lit. 5,000,000 ($3,094) could be readily sold in established markets if necessary.

     In addition to certain trade facilities available to finance im-port/expert trade, the Company had various line of credit arrangements with a number of Italian banks under which they could borrow up to Lit. 23,934,000,000 ($14,810,643) of which Lit. 8,150,000,000 ($5,043,317) was unused at December 31, 1994.

     G.B.M. was past due at December 31, 1994 in payment of installments on a loan having an unpaid principal balance on such date of Lit. 4,151,000,000 ($2,568,688) and bearing interest at 11.5%. The loan was refinanced in the second quarter of 1995. The Company's American Finance, S.p.A. subsidiary was past due at December 31, 1993 on a loan having an unpaid principal balance on such date of Lit. 796,000,000 ($492,574) bearing interest at 5.15%; such loan was repaid in full in March, 1995 from funds made available from another subsidiary of the Company.

     With the proceeds from the Maserati Sale available to G.B.M. through intercompany loans, G.B.M. did not face any capital requirements at the end of 1994 that could not be met from the Company's own internal sources.

     Turnaround at G.B.M.
     --------------------

     With the consummation of the Maserati Sale in May 1993, Management focused its attention on G.B.M., its remaining operating subsidiary. Like Maserati, G.B.M.'s motorcycle operations had been sustaining losses, although at a much lesser rate than at Maserati. See "Proposal No. 5, 1993 Sale by OAM S.p.A. of 51% Equity Interest on Maserati S.p.A. to Fiat Act S.p.A. -- Reasons for the Sale; below. The funds provided from the Maserati Sale enabled O.A.M. to fund continuing operations at G.B.M. while Management developed a strategic plan to improve operations or position the subsidiary for sale.

     The Company's Board of Directors retained TIM, then a unit of Finprogetti, to assume day-to-day management at G.B.M. and to assist the Board in investigating and analyzing solutions to G.B.M.'s business problems and prospects. The Company's board was prepared to consider a capital investment by or joint venture with a third party, the sale of its interest in G.B.M., or some other form of business com-bination to repair the capital deficiencies and financial condition of G.B.M. TIM was retained also to evaluate and repair supply, design, manufacturing and distribution inefficiencies to stanch the losses and restore the subsidiary to profitable operations.

     Management also, independently of the efforts of TIM and Finprogetti, explored possible strategic relationships with, investments by, or the outright sale of G.B.M. to, motorcycle manufacturers within and outside of Italy, as well as with others outside of the industry. Those explorations, involving possible joint ventures, refinancing of the subsidiary's operations and other means to realize value, were all unsuccessful.

     Largely as a result of the management efforts of TIM, losses at G.B.M. were reduced from approximately Lit. 6,736,000,000 ($4,168,317) in 1993 to approximately Lit. 3,277,000,000 ($2,027,847) in 1994. G.B.M. expects to achieve 94% of its budgeted 1995 unit production, which would represent an increase of 24% over 1994. G.B.M. is hoping to achieve break-even operation for the 1995 fiscal year.

     Separately, the spare parts inventory of MAI was sold at the end of 1994, and steps were initiated to liquidate MAI's remaining assets.


Finprogetti Acquisition
-----------------------

     Background
     ----------

     A number of the Company's shareholders had informed the Company and its management after the announcement of the Maserati Sale of their desire, for a variety of reasons, including their view that the common stock price prevailing in the public securities market did not adequately reflect the Company's value and that the Company, having sold Maserati, was no longer in the business which originally had attracted them to the Company, to "cash out" of their investment at a price reflecting the fair market value
of the Company's assets.   The Company's Board of Directors held the view
that in light of the Maserati Sale, resolving the future of G.B.M. was essential to resolving the future of the Company itself, i.e., if G.B.M. were to be sold, the Company would simply liquidate its assets, while if G.B.M.'s financial and operational difficulties could be solved, the Company's prospects would be markedly improved.

     The Board of Directors was nonetheless sensitive to the sentiment expressed by some of its shareholders, and in anticipation of a possible winding-up of the Company or cash out merger of the public shareholders of the Company, the Company's Board of Directors investigated the applicable United States and Italian tax law implications of a share repurchase program. The Board also agreed that if, as a result of identifying and implementing a long-term solution to

G.B.M.'s operational problems, the Company were to remain in operation, the shareholders would still be offered an opportunity to liquidate their investment. The Board resolved to discuss the various possibilities for the Company's future at the next shareholders' meeting.

     To that end, the Company engaged an international professional services firm with experience and expertise in business and asset evaluation to analyze the Company as it existed immediately before the Maserati Sale, and again on a then-current basis. The evaluation process commenced in the spring of 1994 and was concluded in December of that year.

     Finprogetti Proposal
     --------------------

     Meeting in December 1994 to fashion a proposal to present to shareholders, the Board of Directors established a then-current value for the Company at Lit. 20,106.73 per share, based on the Board's own analysis of the Company's assets and future business prospects. The Board relied on information available to it and also considered the professional services firm's
evaluation.   The Board then received an offer from Finprogetti in which
(a) the Company would acquire substantially all of the operating assets of Finprogetti, including its Italian real estate holdings, its TIM subsidiary and an aggregate of Lit. 13,000,000,000 ($8,044,554) in loans and tax receivables, in exchange for newly issued shares of DTI common stock, valued at the value established by the Board, subject to the Board's evaluation of the assets of Finprogetti to be acquired, and (b) Finprogetti would make or cause others to make additional equity investments in the Company aggregating up to Lit. 15,000,000,000 ($9,282,178), paying cash at the same price per share. Investments of less than Lit 15,000,000,000 in the aggregate would result in a purchase price adjustment in the form of a reduction in the number of shares to be issued for the Finprogetti assets.

     Accepting the offer and consummating a transaction with Finprogetti represented, for the Board, the culmination of efforts which had commenced in 1993, with the recognition of the need to dispose of Maserati, occuring contemporaneously with the illness of the Company's former chairman, Alejandro De Tomaso. Having disposed of Maserati, the Board determined the Company would be able to grow its G.B.M. operations and could develop as a new line of business the rendering of management services and associated financial and investment skills built upon the "turnaround" expertise of TIM.

     Under the agreement ultimately negotiated with Finprogetti, which closed on July 17, 1995, a total of 1,922,652 shares of common stock were issued in exchange for the Finprogetti assets, and certain of the Finprogetti shareholders purchased an additional 408,008 shares at an aggregate cost of approximately $5,000,000. A portion of the 1,922,652 shares are being held in escrow pending receipt by the Company of a Lit. 5,000,000,000 ($3,094,059) Italian tax refund due to one of the acquired Finprogetti companies.

     Finprogetti also agreed to dissolve its corporate existence as soon as reasonably practicable and to distribute its holdings in the Company's stock to its own shareholders. Until that distribution occurs, the Company agreed to nominate for the Board of Directors five persons designated by Finprogetti and five persons designated by Management. Each of Finprogetti, Mario Tozzi-Condivi, Albino Collini, Howard E. Chase and Francesco Pugno-Vanoni agreed to vote all shares he or it may hold in favor of that slate of nominees, all of whom are identified in this proxy statement. Upon the occurrence of the distribution by Finprogetti to its shareholders of its DTI shareholdings the voting agreement will terminate. The shareholders of Finprogetti are not bound by any voting agreement with the Company or with its Management.

Market for Company's Common Stock and Related Shareholder Matters
-----------------------------------------------------------------

     As of December 15, 1995, there were 1,357 holders of record of the Company's common stock.

     The Company's common stock traded on the non-NASD over-the-counter market, commonly called the "pink sheets" in 1993 and until September 23, 1994. Since September 24, 1994, the common stock has traded on the NASDAQ small-capitalization market system. The reported prices represent inter-dealer prices, which do not include retail mark-ups, mark-downs, or any commission to the broker-dealer, and may not necessarily represent actual transactions.
                                              Bid Prices
1993                                  High Bid            Low Bid
----                                -------------      ------------

1st Quarter                           3 1/2                3 1/2
2nd Quarter                           4 1/2                4
3rd Quarter                           -                    -
4th Quarter                           2                    2

1994
----

1st Quarter                           3                    2 1/2
2nd Quarter                           5 1/2                2 1/2
3rd Quarter through September 23      5 1/2                4
September 26 through September 30     5                    4 1/2
4th Quarter                           9 1/4                4 1/4

1995
----

1st Quarter                           9 1/2                7 3/4
2nd Quarter                           9 5/8                8 1/2
3rd Quarter                           9 3/4                9 3/8
4th Quarter through December 20      10 1/8                9 1/2

     No dividends were declared or paid during 1992, 1993 or 1994. The Company does not believe that its capital needs will permit the payment of a dividend in the foreseeable future.

     The stock price on May 4, 1993, the last trading day for which quotations are available prior to the May 18 announcement of the execution of the Maserati Sale agreement with Fiat, ranged from a low bid of 4 to a high ask of 6.


                              PROPOSAL NO. 1:
                              --------------

                           Election of Directors

     Unless otherwise specified, the Proxy will be voted for each of the nominees named below as a Director, to serve until the next Annual Meeting of Shareholders or until his successor shall be elected and shall qualify. All of the nominees are currently members of the Board of Directors and are persons who Management agreed to nominate in connection with the Finproget-ti Acquisition. Management has no reason to believe that any of such nominees will be unable to serve as a Director. In the event, however, that any of them shall be unable to serve as a Director by reason of death, incapacity or for any other reason, or for good cause will not serve, the appointees named in the Proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of Directors as may be prescribed by the Board of Direc-tors in accordance with the Company's By-Laws. The ten nominees for director, their positions with the Company, their term of office and their business background are as follows:

                                Position with Company
                               and Business Experience        Director
 Name                Age        During Past Five Years         Since
 ----                ---        ----------------------         -----

 Patrick D'Angelo    42     Director; Attorney in private       1990
                            practice of law for more than
                            the past five years.

 Giovanni Avallone   54     Director; Director of               1995
                            Finprogetti since       ;
                                              ------
                            Director of Lita S.p.A. since
                                  ; Director of Interim
                            ------
                            S.p.A. since        ; Director
                                         -------
                            of TIM since         .
                                         --------

 Howard E. Chase     59      Director; Secretary of the Com-     1971
                             pany and Company counsel from
                             1971 until September 1, 1995;
                             Vice-President of the Company
                             from 1986 to October 28,1995;
                             partner of Morrison Cohen
                             Singer & Weinstein, LLP
                             from April 1984 until September
                             1, 1995; President and Chief
                             Executive Officer of the Company
                             since October 28, 1995.

 Albino Collini      54      Director; Executive Vice            1995
                             President and Chief Operating
                             Officer of the Company since
                             October 28, 1995; Director of
                             GBM since     ; President of TIM
                                       ----
                             since 1987; Managing Director of
                             Finprogetti S.p.A. since
                                    ; Director of Tairona
                             -------
                             S.p.A. since       .
                                           ------

 Mario Tozzi-Con-    71      Director; Vice Chairman since       1993
 divi                        October 28, 1995; Chairman of
                             the Board of MAI since February
                             1989; Chairman of the Board of
                             Maserati U.K. Ltd., 1986-1987;
                             Independent consultant to
                             automobile importers,
                             distributors and dealers in
                             England, Italy, Singapore and
                             South Africa, 1984-current

 Roberto Corradi     59      Director; Chairman of Progetto      1989
                             S.a.A. di Roberto Corradi & Co.,
                             architectural firm, since 1987;
                             in private architectural prac-
                             tice for more than five years
                             prior thereto.

 Carlo Garavaglia    52      Director; Member of Studio          1995
                             Legale Tributario Associates, a
                             law firm in Milan, since
                                    ; Chairman of the Board
                             -------
                             of American Finance S.p.A. since
                             July 21, 1995; Chairman of the
                             Board of Auditors of AF from
                                    until May 1994; Director
                             ------
                             of AF since May 1994; Chairman of the
                             Board of GBM since_________; Chairman
                             of the Board of OAM since_________;
                             Director Finprogetti Investmenti
                             Immobiliare S.p.A. since___________;
                             Director of Grand Hotel Bitia S.r.l.
                             since________; Director of TIM
                             since__________; Director Tridentis
                             Financiere S.A. since__________.

 Maria Luisa Ruzzon          Director of Finprogetti S.p.A.      1995
                             since       .
                                   ------

 Santiago De Tomaso  40      Director, President and Chief       1993
                             Operating Officer of the Company
                             from 1993 to October 28,1995;
                             Sales and Promotion Manager and
                             Member of the Board of Directors
                             of DeTomaso Modena S.p.A. for
                             more than the past five years;
                             Vice President of Immobiliare
                             Canalgrande S.p.A. for more than
                             the past five years; Ad-
                             ministratore Unico of Storm
                             S.r.L. since May 18, 1992; Mem-
                             ber of the Boards of Directors
                             of G.B.M. S.p.A. and American
                             Finance S.p.A., each for more
                             than the past five years.

 Francesco Pugno     66      Chairman of the Board since Oc-     1995
 Vanoni                      tober 28, 1995; President of
                             Finprogetti S.p.A. for more than
                             five prior years.

     None of the above-described persons except Mr. Chase is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of
1934 or of any company registered as an Investment Company under the Investment Company Act of 1940. Mr. Chase, in 1987, became a director of Thoratec Laboratories, Inc., a company with a class of securities regis-tered pursuant to Section 12 of the Securities Exchange Act of 1934. There is no family relationship among any of the members of the Board of Direc-tors or the officers of the Company.

     The Company has no standing nominating committee of the Board of Directors, or committee performing similar functions. A compensation com-mittee was established on October 28, 1995, Mr. Corradi and Mr. D'Angelo
have been appointed its members.   An audit committee was established in 1989
but has not held any meetings. In respect of all of these functions the Board has acted as a committee of the whole. All of the current members of the Board of Directors who were directors in 1994 attended at least 75% of all meetings held in such year. The term of each Director will expire when his successor shall have been elected and shall have qualified. Non-employee directors will be compensated for their services as such, at the rate of
$4,000 per year.  Additionally, Proposal No. 3 seeks shareholder approval of a stock option plan under which non-employee directors will automatical-
ly be granted stock options.  See Proposal No. 3, below.
                              ---


Principal Security Holders
--------------------------

     The following table sets forth, as at December 19, 1995, information concerning the beneficial ownership of voting securities of the Company by each person who is known by Management to own beneficially more than 5% of any class of such securities:


                  Name and Address of      Amount Bene-     Percent
Title of Class    Beneficial Owner         ficially Owned   of Class
--------------    -------------------      --------------   --------

Common Stock      Finprogetti, S.p.A.         1,786,680(1)    37.9%

Common Stock      Pirunico Trustees (Jersey)
                  Limited                       776,530       16.5

     1 Of such amount, 248,673 shares are held in escrow pending satis-faction of a condition precedent and may not be voted by Finprogetti. Finprogetti therefore may vote 32.6% of all votes entitled to be cast.



Security Ownership of Management
--------------------------------

     The following table sets forth, as at December 19, 1995, information concerning the beneficial ownership of voting securities of the Company by all Directors or nominees, individually, and by all Directors and Officers as a group:

                                           Number of Shares
                                            of Common Stock
                                Title of      Beneficially       Percent
                                  Class          Owned          of Class
                                --------         -----          --------

Albino Collini(1)               Common          131,972            2.9
Patrick D'Angelo                Common           50,900            1.1
Francesco Pugno Vanoni(1)                        24,971            0.5

All officers and
Directors as a
group                           Common          211,843            4.5

______________

     1 Mr. Collini is an officer of, and Mr. Pugno Vanoni is an officer, director and shareholder of Finprogetti, S.p.A., which benefi-cially owns 1,786,680 shares. While neither has authority to dispose of or vote the shares of Finprogetti, and disclaims beneficial ownership thereof, since Finprogetti has agreed to vote its shares in favor of the nominated slate of directors and in favor of ratifying the Maserati Sale, for those purposes only, they each could be deemed to beneficially own the shares held by Finprogetti.

Executive Officers
------------------
                                   Position with Company
                                   and Business Experience
      Name                  Age    During Past Five Years
      ----                  ---    -----------------------

Francesco Pugno Vanoni(1)

Howard E. Chase(1)

Albino Collini(1)

Santiago De Tomaso(1)

Mario Tozzi Condivi(1)

Carlo Previtali             52     Director of Finprogetti International
                                   Holding, S.A. from November 1988 to
                                   December 1994;  Director of Nolan
                                   S.r.l. from May 1989 to November 1990;
                                   Director of Serfin S.r.l. from October
                                   1989 to July 1992; Chief Executive Of-
                                   ficer of Profin S.p.A. from January
                                   1990 to December 1995; Director of Idea
                                   Uno S.r.l. from February 1990 to June
                                   1992; Director of Cem S.p.A. from March
                                   1990 to January 1991; Chief Executive
                                   Officer of Unifin, S.r.l. from March
                                   1990 to October 1991; Director of
                                   Finpromerchant, S.r.l. from June 1990
                                   to October 1992; President of Sangiogio
                                   S.r.l. (a non-executive title) from
                                   July 1990 to November 1993;
                                   Director of Fintrade S.p.A. from Sep-
                                   tember 1990 to February 1994; Director
                                   of Finprogetti Immobiliare, S.p.A. from
                                   May 1991 to May 1994; Director of
                                   Progetti Cosmetics S.r.l. from June
                                   1991 to June 1994; Director of Oikos
                                   S.r.l. from September 1991 to March
                                   1993; Director of Team Finanziaria
                                   S.r.l. from October 1991 to July 1993;
                                   Director of Codd And Date, S.p.A. from
                                   December 1992 to February 1994;
                                   President of Penice Immobiliara S.r.l.
                                   from

                                   January 1993 to December 1994; Chief
                                   Executive Officer of Finprogetti Inves-
                                   timenti Immobiliare, S.p.A. from
                                   February 1993 to October 1995; Director
                                   of Finproservice, S.p.A. from March
                                   1993 to September 1994; Director of
                                   OAM, S.p.A. from July 1995 to December
                                   1997;  Director of American Finance,
                                   S.p.A. from July 1995 to December 1997;
                                   Director of Opticos S.r.l. from May
                                   1983 to July 1991;  President of Trimi
                                   S.r.l. from April 1990 to October 1992;
                                   Sangiosio Srl, in which Mr. Previtali
                                   held a non-executive post until he
                                   resigned in November 1993, has been in
                                   "controlled administration" in Italy
                                   since 1995.  Controlled Administration
                                   is roughly analogous to United States
                                   bankruptcy reorganization.

Catherine D. Germano       67      Assistant Treasurer and Assistant Secretary;
                                   Treasurer and Secretary of the Company
                                   from 1973 until October 28, 1995.


     1 Information relating to the ages, positions with the Company and past business experience of Messrs. Chase, Collini, Tozzi-Cond-ivi, Pugno Vanoni and DeTomaso is set forth above under "Direc-tors." All executive officers will serve in their respective capacities until their successors shall have been elected and shall have qualified.


               Summary of Cash and Certain Other Compensation

     The following table shows, for the three fiscal years ended December 31, 1994, 1993 and 1992 the cash compensation paid or accrued for those years to the President of the Company and each of the most highly com-pensated executive officers of the Company other than the President whose aggregate annual salary and bonus exceed $100,000 for the Company's last fiscal year in all the capacities in which they served:

                                                                   SUMMARY COMPENSATION TABLE

                                                                                         Long-Term Compensation
                                                                                 ------------------------------------
                                               Annual Compensation                          Awards        Payouts
                                 ---------------------------------------------   --------------------   ------------
Name and                                                            Other        Restricted
Principal                                                           Annual         Stock     Options/     LTIP          All Other
Position                  Year   Salary(Lit./$)(1)  Bonus($)   Compensation($)   Awards($)   SARs (#)   Payouts($)   Compensation($)
--------                  ----   -----------------  --------   ---------------   ---------   --------   ----------   ---------------

Alejandro DeTomaso -      1992   Lit. 877,523,000/       -0-           -0-            -0-         -0-         -0-            -0-
Chairman of the Board                   ($543,022)
of Directors of the       1993   Lit. 659,233,333/       -0-           -0-            -0-         -0-         -0-            -0-
Company until July 21,                  ($407,941)
1995 and President of     1994   Lit. 400,000,000/       -0-           -0-            -0-         -0-         -0-            -0-
the Company until April                 ($247,525)
2, 1993.

Santiago DeTomaso         1993   Lit. 110,000,000/       -0-           -0-            -0-         -0-         -0-            -0-
President of the Company             ($68,069,306)
from April 2, 1993 until  1994   Lit. 100,000,000/       -0-           -0-            -0-         -0-         -0-            -0-
October 28, 1995                     ($61,881,188)

Arnolfo Sacchi -          1994   Lit. 192,000,000/       -0-           -0-            -0-         -0-         -0-            -0-
Administratore Delegato             ($118,811,880)
of G.B.M. in 1994

---------------------------------

(1) $150,000 of the compensation received by Mr. DeTomaso in 1992 was his salary from the Company. The balance of his compensation was received from the Company's Italian subsidiaries, primarily from Maserati, prior to its sale to Fiat, and, since its sale, from O.A.M. and G.B.M.


                     Profit Sharing and Retirement Plan

     Of the executive officers listed in the summary compensation table set forth above, Mr. Alejandro DeTomaso is the sole executive officer of the Company who participated in the Company's profit sharing and retirement plan. As at December 31, 1994, the value of Mr. DeTomaso's vested benefits in such plan was $340,449.


                         Compensation of Directors

     Non-employee members of the Board of Directors of the Company will each be paid $4,000 per year from the Company for services rendered in their capacity as such and, subject to shareholder approval of Proposal No.
3, non-employee directors will receive automatic grants of stock options. Officers of the Company or its subsidiaries who are members of the Board of Directors of the Company and employees receive compensation for services rendered in their capacities as officers only, and, subject to shareholder approval of Proposal No. 3, may be entitled to discretionary grants of stock options. See "Summary of Cash and Certain Other Compensation", and Proposal No.
          ---

3 below.


        Compensation Committee Interlocks and Insider Participation

     The Company's Board of Directors established a compensation committee on October 28, 1995, but its members have not yet been selected. The Company and each of its subsidiaries has, to date, addressed all compensa-tion issues through its or their respective boards of directors. Messrs. Alejandro De Tomaso, Howard Chase, Santiago De Tomaso, Paolo Donghi, a former director, and Mario Tozzi-Condivi all serve or, in the 1994 fiscal year served, as executive officers, directors and/or employees of the Company and/or one or more of the Company's subsidiaries.

     The only current members of the Company's Board of Directors who engaged in any transactions with the Company during fiscal 1994 other than in the capacities described above, were Messrs. Mario Tozzi-Condivi and Howard Chase. See "Certain Relationships and Related Transactions" below.
               ---


       Board Compensation Committee Report on Executive Compensation

     The compensation policy implemented by the Company and its sub-sidiaries for the compensation of executive officers calls for consider-ation of the nature of each executive officer's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, the time expended in connection with that executive officer's duties, years of service, and the Company's (or subsidiary's) financial condition generally. Historically, overall corporate performance has not been a significant factor in establishing compensation. However, as a result of the Finprogetti Acquisition and the many changes to the Company's governing structure, including the creation of an Executive Committee and Compen-sation Committee of the Board of Directors, other and additional factors are likely to be included in compensation policies, including overall corporate performance, and performance of individual units of the Company. A compensation committee of the Board of Directors was authorized on Octo-ber 28, 1995.

     The compensation of Alejandro DeTomaso, the Company's former Chief Executive Officer, was comprised of several components, including salary from the Company and salaries as Chief Executive Officer of the Company's subsidiaries. Mr. DeTomaso's compensation from each of the Company, Maserati (prior to 1994), O.A.M., and G.B.M. in 1994 and in prior years had no relationship to the performance of the Company and its subsidiaries, and, as in the case of other executive officers of the Company and its subsidiaries, was established based on the factors described in the preceding paragraph.

     Alejandro DeTomaso's compensation from the Company had been at the rate of $150,000 per annum for more than 10 years until 1992. However, such compensation was accrued and not paid if sufficient funds were not available for such purpose. In 1992, Mr. DeTomaso was not paid any salary by the Company; the entire amount was accrued. In 1993, portions of the prior year's unpaid salary were paid. All accrued and unpaid salary was paid in 1994. Mr. DeTomaso did not receive any salary from the Company in respect of 1994 and no amount was accrued. All of his compensation in 1994 was paid by Italian subsidiaries O.A.M. and G.B.M.

     In December 1995 the Company entered into employment agreements with each of Howard E. Chase, Albino Collini and Carlo Previtali, an agreement for limited services with Francesco Pugno Vanoni, and a consulting agreement with Como Consultants, Ltd., a corporation which will provide the
services of Mario Tozzi Condivi.   All such agreements are for a term of
five years, subject to early termination under certain conditions.
Pursuant to such agreements Mr. Chase will serve as President and Chief Executive Officer at a base salary of $375,000 per year, Mr. Collini will serve as Chief Operating Officer at a base salary of $250,000 per year and Mr. Tozzi-Condivi will serve as Vice-Chairman of the Board and Chairman of the Executive Committee at a base salary of $185,000 per year. All such agreements are subject to cost-of-living increases. The agreement with Mr. Previtali provides for his serving as Treasurer of the Company at a salary of Lit. 240,000,000 ($148,515) per year and the agreement with Mr. Pugno-Vanoni provides that in any year in which he serves on the Company's Executive Committee, he will receive a salary of Lit. 80,000,000 ($49,505) for such year.


                    Comparative Stock Performance Graph

     The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the corresponding returns of the published Dow Jones Equity Market Index and Dow Jones Automobile Manufacturers Index for the Company's five (5) fiscal years ended December 31, 1990-1994, inclusive.



                                    [GRAPH]

                                 1989    1990   1991   1992  1993  1994

       De Tomaso Industries       100      27     22     22    13    58

       Dow Jones Equity Market
         Index                    100     100    132    144   157   159

       Dow Jones Automobile
         Manufacturers Index      100      76     74    109   182   155

   Retirement of Former Chairman; Repurchase of Former Chairman's Shares

     On April 10, 1995, the Company entered into an agreement with Aleja-ndro DeTomaso, the then-Chairman of the Board of the Company, under which the Company would repurchase Mr. DeTomaso's 1,000,000 shares of preferred stock and 480,304 shares of common stock at a price of Lit. 18,400 per share, converted into dollars at the exchange rate in effect on the closing date of 1,637 lire per dollar. Mr. DeTomaso thereafter conveyed his stock to an individual who reconveyed such stock to two trusts, which assumed his obligations and rights under the agreement.

     Performance under such repurchase agreement was made conditional upon the consummation of the Finprogetti Acquisition, which occurred on July 17, 1995. Contemporaneously with the closing of that transaction, 703,774 of the preferred and common shares formerly owned by Mr. DeTomaso were delivered to the Company in exchange for the Company's interests in the Hotel Canalgrande and the Hotel Roma, its two hotel properties, valued at Lit. 4,700,000,000 ($2,908,416), a collection of Maserati vehicles and engines valued at Lit. 3,200,000,000 ($1,980,198) and Lit. 5,000,000,000
($3,094,059) in cash. The remaining preferred and common shares formerly held by Mr. DeTomaso have been exchanged for an equal number of shares of newly issued common stock, which the Company is required to register for sale at the request of the holder. If those shares are not sold prior to the third anniversary of the Finprogetti transaction, they will be acquired by the Company at the Lit. 18,400 per share price. A bank letter of credit has been obtained by the Company to guaranty payment of the repurchase price, secured by certain investment securities owned by the Company.

     Chrysler Corporation, which had acquired an option from Mr. DeTomaso to purchase all of his shares upon the earlier of his disability or January 1, 1996, which option expired unexercised, had also acquired a co-extensive right of first refusal to purchase Mr. DeTomaso's equity interest in the Company on the same terms and conditions as any potential purchaser offered. The right of first refusal expired with the option.

     Contemporaneously with the repurchase of the initial block of shares formerly held by Mr. DeTomaso, Mr. DeTomaso resigned all directorships and offices which he had held in the Company and all of its subsidiaries.


               Certain Relationships and Related Transactions

     Companies controlled by Alejandro DeTomaso, former Chairman of the Board of the Company, engaged in various transactions with the Company's Italian subsidiaries which gave rise to indebtedness owed by such companies to such subsidiaries and vice versa. In the aggregate, such transactions resulted in net indebtedness owed to such companies by the Company's Italian subsidiaries at December 31, 1994 of Lit. 20,000,000 ($12,376).

     At December 31, 1994, G.B.M. owed DeTomaso Modena, S.p.A., an Italian corporation in which Mr. DeTomaso has a 99.9% equity interest and of which he is president, general manager and chairman of the board, Lit. 26,000,000 ($16,089). As at September 30, 1995, G.B.M. owed such entity Lit. 1,500,000 ($928).

     At December 31, 1994 the Company owed to Hotel Canalgrande, a hotel in which the Company then had a 13.05% equity interest and in which Mr. DeTomaso and his sister-in-law, Anne H. Ellis, together owned a majority of the remaining equity interest, the amount of Lit. 9,000,000 ($5,569) for accommodations, food and beverages purchased during the year. This amount represents charges at the Hotel's then currently prevailing rates for such services for large corporate accounts. The Hotel Canalgrande owed the Com-pany the amount of Lit. 15,000,000 ($9,282) at December 31, 1994. In connection with the retirement of Mr. De Tomaso, the Company sold its interest in the hotel to Mr. De Tomaso and does not use the hotel for Company business.

     Currently, rent is being paid in the amount of Lit. 108,000,000 ($66,832) annually by Centro Ricambi, the spare parts distribution subsid-iary, to DeTomaso Modena for the 2,800 square meter distribution facility owned by the affiliate of Mr. DeTomaso. Management believes this rate of rental conforms with prevailing market rates. The Company plans to vacate the facility and move to other available space.

     The law firm of Morrison Cohen Singer & Weinstein, LLP, of which Howard E. Chase, a Director of the Company and its Chief Executive Officer, was a member until September 1, 1995, and to which he is now of counsel, was paid by the Company and its subsidiaries in 1994 an aggregate of $423,373 in legal fees and disbursements for services rendered in 1994 and in prior years. Fees paid by the Company and subsidiaries to Morrison Cohen Singer & Weinstein, LLP in such period did not exceed 5% of such firm's gross revenues for that period. In 1995 through September 30, 1995, the amount paid to such firm by the Company for services rendered in 1995 and in prior years did not exceed 5% of such firm's gross revenues.

     Como Consultants, an Isle of Jersey company which employs Mario Tozzi-Condivi, a Director of the Company and its Vice-Chairman, was paid an aggregate of $122,081 in 1994 for consulting services rendered to the Company and to its MAI subsidiary by Mr. Condivi. Como Consultants was paid a total of $47,879 by the Company and MAI in 1995 through September 30.

     The law firm of which Mr. Garavaglia is a member was paid an aggregate of Lit. 284,892,750 ($176,295,010) by the Company and its subsidiaries in 1994 for legal and auditing services rendered.

     Mr. Pugno Vanoni and his brother own offices in Milan which are leased to certain subsidiaries of the Company acquired from Finprogetti at a rental of Lit 100,000,000 ($61,881) per year.

     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the election as directors of the nominees set forth above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL THE NOMINEES NAMED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

                              PROPOSAL NO. 2:
                              --------------

             To Amend the Company's Articles of Incorporation;
       To Increase the Number of Authorized Shares of Common Stock;
                To Reduce the Par Value Per Share to $.01;
       To Eliminate Authority to Issue Shares of Preferred Stock; and
          To Change the Name of the Company to Trident Rowan Corp.


The Board of Directors has approved a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000, to reduce the par value per share of Common Stock from $2.50 to $.01, to eliminate the authority to issue shares of its Preferred Stock, and to change the name of the Company to Trident-Rowan Corp. The Board of Directors recommends a vote FOR the proposed amendments of the Company's Restated Articles of Incorporation. The full text of the proposed amendment is included as Appendix A to this Proxy Statement. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Restated Articles of Incorporation with the Secretary of the State of Maryland, which will occur as soon as reasonably practicable.


Increase in Number of Authorized Shares of Common Stock and Reduction in
Par Value

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for possible financings, stock dividends or distributions, acquisitions, or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

     Although the Company presently intends to issue additional shares of Common Stock within approximately four months of the shareholders meeting for which this proxy statement relates, (see "Proposed Public Offering" above), it does not intend to make acquisition of control of the Company more difficult. Issuances of Common Stock could, nevertheless have that effect. For example, the acquisition of shares of the Company's Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing stock-holders as a dividend or privately placed with purchasers who might side with the Board in opposing a takeover bid, thus discouraging such a bid.

     The Board of Directors also believes that it is in the best interests of the Company to reduce the par value per share of Common Stock from $2.50 to $.01 since the concept of high par value is essentially a historical one, dating back to when the Company was originally incorporated in Maryland, and today has little practical effect other than to increase the minimum annual franchise tax to which the Company is subject.


Elimination of Preferred Stock

     In connection with the Finprogetti Acquisition, the Company agreed to eliminate authorization for the issuance of preferred stock. Among other preferences, the preferred shares enjoyed 3 for 1 voting rights. Alejandro DeTomaso, who had been the sole holder of preferred stock converted such stock into common stock in connection with his conveyance of all of his common and preferred stock in July, 1995. There are presently no shares of preferred stock outstanding.


Change of Name to Trident Rowan Corp.
------------------------------------

     From its formation in 1917 until is acquisition by Mr. De Tomaso, the Company had been organized and had operated as Rowan Controller or Rowan Industries. With the disposition of its Maserati operations and its adoption of a new strategic focus, and the retirement of Mr. De Tomaso, the Board of Directors has determined that the name "Trident Rowan" is more appropriate than its current name.

     The affirmative vote of two-thirds of the shares entitled to be cast on this matter is required for adoption of the proposal.

     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the adoption of the amendments to the Restated Articles of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL
NO. 2.


                              PROPOSAL NO. 3:
                              ---------------

            To Approve the 1995 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan for Outside Directors.


The Board of Directors, at its meeting held on October 28, 1995, adopted, subject to the approval of shareholders at the meeting to which this proxy material relates, the 1995 Non-Qualified Stock Option Plan ("1995 NQ Plan") providing for the grant of non-qualified stock options to officers and key employees of the Company to purchase shares of the Company's common stock, and the 1995 Stock Option Plan for Outside Directors ("1995 Directors Plan") providing for an automatic grant, to each non-employee director on January 2, 1995 and on January 2 of each succeeding year during their term of office, of 5,000 options to purchase shares of common stock at the reported closing price of the stock on the date of grant. A director who assumes office after January 2 of any year will be automatically granted a
pro rated amount of options.   The 1995 NQ Plan and the 1995 Directors Plan
are referred to collectively as the "1995 Plans".  Options to purchase an
aggregate of           shares of common stock (subject to antidilution
             ---------
adjustments under certain circumstances) may be awarded under the 1995
Plans.


1995 NQ Plan
------------

     The 1995 NQ Plan will be administered by a committee which will consist of at least two members of the Board of Directors who did not them-selves, for at least one year prior to such member's commencement of service, receive any discretionary grant of options, under the 1995 NQ Plan or otherwise. Members of the committee will not be entitled to receive grants under the 1995 NQ Plan.

     The following summary of the principal provisions of the 1995 NQ Plan is subject in all respects to the full text thereof, a copy of which is
annexed hereto as Exhibit   .
                          --

     All officers and employees who, in the opinion of the committee have made or are expected to make key contributions to the success of the Company are eligible to receive options. The committee may determine, subject to the terms of the 1995 NQ Plan, the persons to whom options will be awarded, the number of shares and the specific terms of each option granted.

     An option granted under the 1995 NQ Plan will be nontransferable except in the event of death and will entitle the grantee to purchase shares of the Company's common stock at the closing reported market price of such shares on the date of grant or at such other value as is determined by procedures adopted by the committee.

     As to each grantee, the committee may establish, among other things, vesting requirements, the period of exercisability, the form of payment or other consideration required upon exercise, and installment exercise limitations. No options will be exercisable beyond ten years from the date of grant.

     For a period of three months following the termination of a grantee's employment by the Company for any reason other than death, a grantee may exercise rights as to those options which were exercisable on the date his employment terminated. If employment terminated due to disability, the grantee's rights are extended to six months from employment termination. But if employment is terminated for cause, all rights are immediately terminated. If a grantee dies while employed or within three months after cessation of employment, the option remains exercisable within three months of the date of death.

     If an option expires unexercised, is surrendered by the grantee for cancellation, is cancelled or otherwise becomes nonexercisable, the shares underlying the grant will again become available for the granting of new options under the 1995 NQ Plan.


1995 Directors Plan
-------------------

     The following summary of the principal provisions of the 1995 Di-rectors Plan is subject in all respects to the full text thereof, a copy of
which is annexed hereto as Exhibit   .
                                   --

     All non-employee directors, who were never previously employed by the Company or eligible to receive options, will annually receive, on each January 2, options to purchase 5,000 shares under the 1995 Directors Plan.

     Each option will be nontransferable except in the event of death and will expire upon the earlier of five years following the date of grant or three months following the date on which the grantee ceases to serve as a director.

     Options will not be exercisable until the later of January 2 of the year succeeding the date of grant or six months following the date of grant.

     The authority to grant options under 1995 Directors Plan will termi-
nate on the earlier of            , 2005 or upon the issuance of the
                       -----------
maximum number of shares of stock reserved for issuance under the plan.


Federal Income Tax Consequences
-------------------------------

     Options granted under the 1995 Plans are intended to be non-qualified stock options for federal income tax purposes. No taxable income results to an optionee upon the grant of such stock options. Generally, Section 83 of the Code requires that upon exercise of an option, the optionee recog-nizes ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the date of exercise. Such amount, subject to certain limitations, is deductible as an expense by the Company for federal income tax purposes. The ordinary income resulting from the exercise of such options is subject to applicable withholding taxes. Generally, any profit or loss on the subsequent dispo-sition of such shares shall be treated as a short-term or long-term capital gain or loss, depending upon the holding period for the shares.

     Under the changes made by the Securities and Exchange Commission to the rules adopted under Section 16(b) of the Exchange Act, the exercise (more than six months after the date of the issuance of the option) of an "in-the-money" stock option is no longer deemed to be a purchase under
Section 16(b) of the Exchange Act. Accordingly, as long as a non-qualified stock option has been held for more than six months from the date of the grant, an optionee subject to Section 16 is now able to sell the underlying shares immediately following the exercise of such an option without triggering potential liability under that Section 16(b). If a non-qualified option is exercised by a person subject to Section 16 less than six months after the date of grant, the taxable event will be deferred until the date which is six months after the date of grant unless the optionee files an election to be taxed on the date of exercise.

     Options Granted.  Of the named executive officers in 1994 identified above in the section captioned "Executive Officers" Santiago De Tomaso and
Arnolfo Sacchi received or are designated to receive an aggregate of     stock
options under the 1995 Plans. The Board of Directors, subject to the approval by the shareholders of the 1995 Plans, have awarded options under the 1995 Plans to the following named executive officers and directors:

        Name                          Title                   Options Granted
        ----                          -----                   ---------------

        Howard E. Chase               President                   300,000
        Mario Tozzi-Condivi           Vice Chairman               200,000
        Albino Collini                Exec. Vice Pres.            150,000
        Carlo Previtali               Secretary/Treasurer          60,000

        All current executive
          officers as a group                                     750,000

        All employees, other than
          executive officers as a group                           120,000

        All directors who are not exe-
          cutive officers as a group                              100,000

     All of the foregoing options are exercisable at $12.26 per share, which the Board has determined was the fair value of the stock on the date of grant.

     No options have been granted to any of the outside directors under the 1995 Directors Plan.

     Options to be Granted. As of the date of this Proxy Statement there has been no determination by the committee regarding future stock option awards under the 1995 NQ Plan. Accordingly, future discretionary awards are not determinable.

     The affirmative vote of the majority of all votes cast at the meeting in person or by proxy are required to approve the 1995 Plans.

     Unless marked to the contrary, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the adoption and approval of the amendments to the 1995 Plans.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE 1995 PLANS.

                              PROPOSAL NO. 4:
                              --------------

                Selection of Independent Public Accountants


     It is proposed that the shareholders ratify the selection of Ernst & Young as the independent public accountants of the Company for the fiscal
years ending December 31, 1995 and December 31, 1996.   The firm of Ernst &
Young has been the Company's independent public accountants since 1950. Representatives of Ernst & Young will be in attendance at the Annual Meeting of shareholders. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from those in attendance at the Meeting.

     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR ratification of the selection of Ernst & Young as the independent public accountants for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL
NO. 4.


                              PROPOSAL NO. 5:
                              --------------

                 1993 Sale by O.A.M. S.p.A. of 51% Equity
              Interest in Maserati S.p.A. to Fiat Auto S.p.A.


     Background
     ----------

     In January 1990, following the Company's reorganization of its Maserati manufacturing and distribution system as part of an attempted strategic affiliation with Fiat, Italy's largest automobile company, O.A.M, sold a 49% of equity interest in Maserati to Fiat. On May 17, 1993, O.A.M. entered into a definitive agreement with Fiat for the sale of its remaining 51% equity interest in Maserati. The following table sets forth the amount and percentage of each of total assets, sales and net income of the Company represented by Maserati over the three fiscal years preceding the Maserati Sale:

                                          Fiscal Year Ended December 31,
                                          -----------------------------

                           1990                      1991                           1992
                           ----                      ----                           ----

                      $Amount     % of           $Amount     % of           $Amount     % of
Maserati           (000 omitted)  Total       (000 omitted)  Total       (000 omitted)  Total
--------           -------------  -----       -------------  -----       -------------  -----

Assets               168,636      51.7           145,038     62.8           92,933      61.5
Sales                214,965      64.2           149,578     84.2           69,819      69.5
Pretax Net Income       N/A       N/A              N/A       N/A              N/A       N/A


Description of the Agreement
----------------------------


     The following discussion summarizes certain provisions of the May 17, 1993 O.A.M. stock purchase agreement pursuant to which the remaining 51% equity interest in Maserati S.p.A. was sold to Fiat. The summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to all of the terms and conditions of the agreement, a copy of an English translation of which is annexed hereto as Exhibit _. Sharehold-ers are urged to read the attachments carefully.

     The Board of Directors has unanimously authorized, and unanimously recommends that the shareholders ratify the consummation of the sale of the Maserati stock to Fiat.

     Under the agreement of acquisition, Fiat paid O.A.M. an aggregate of Lit. 75,750,000,000 ($46,875,000) in three installments. The first installment was paid by the assignment to O.A.M. of debts aggregating Lit. 23,500,000,000 ($14,542,079) owed to Fiat by American Finance S.p.A., another Italian subsidiary of the Company. On January 1, 1994, Fiat paid O.A.M. the second installment of Lit. 23,750,000,000 ($14,696,782) in cash, forgave an O.A.M. debt of Lit. 1,500,000,000 ($928,218) and paid interest of Lit. 2,805,000,000 ($1,735,767). Fiat paid its final installment of Lit. 27,000,000,000 ($16,707,921) in cash, without interest, on January 1, 1995. The agreement has been fully performed. The aggregate purchase price of Lit. 75,750,000,000 is deemed to include imputed interest of Lit. 4,826,000,000 ($2,986,386) from the final payment.

     The agreement also contemplated, but does not require, the potential development of a parcel of land in Milan which was and is still owned by Maserati and which Maserati had used to manufacture Maserati and Innocenti automobiles. The land is now owned by Fiat due to its acquisition of Maserati. O.A.M. will be entitled to receive up to a 5.25% equity interest in the real estate development company formed to develop the property if certain conditions are met, including the realization by the development company of proceeds upon a sale of the parcel in excess of its approximate Lit. 109,800,000,000 ($67,945,554) book value. Nothing in the agreement either requires Fiat to sell or otherwise develop the parcel or limits in any way the price at which the parcel could be sold. No assurance can be given that O.A.M. will receive any additional compensation relating to the development of the land.

     The agreement, as executed by O.A.M. and Fiat, was not, by its terms, subject to the prior approval of the shareholders of the Company, and, consequently, obtaining such approval was not a condition of O.A.M.'s or Fiat's obligation to close. However, since the Company disposed of what was then its single largest operating subsidiary, Management views it appropriate that shareholders have an opportunity to meet with Management and to ratify the agreement and its consummation. The approval of 66-2/3% of all shares of common stock entitled to vote at the Annual Meeting of shareholders, is sought to ratify the execution and consummation of the agreement. Two shareholders, Finprogetti S.p.A., and the trustee of Tail Trust (the successor-in-interest to certain shares formerly held by Alejandro DeTomaso), holding an aggregate of 49.1% of the outstanding shares of common stock, have agreed to vote for ratification. Additional-ly, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro DeTomaso's family may be expected to vote in favor of the proposal, although such holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trust, aggregate 65.6% of votes which may be cast. Ratification is therefore reasonably certain.

     None of the shareholders or members of Management have any financial or pecuniary interest in the ratification of the agreement apart from their common interest as shareholders interested in improving the financial condition of the Company.

     The sale has been accounted for as a sale upon which the Company realized a gain on the purchase price equal to the sum of the Company's accumulated deficiency in assets attributable to Maserati, the then-present value of the debt of A.F. assigned by Fiat to O.A.M. and the cash proceeds paid by Fiat in 1994 and 1995. The Company is not in arrears of any dividend payments nor principal or interest payments on any of its securities.


Prior Negotiations
------------------

     Negotiations resulting in the execution of the May 17, 1993 agreement commenced in late 1992 and continued sporadically as Maserati management worked to resolve certain then-existing labor problems and related judicial proceedings which were hampering Maserati's recovery efforts.

     Negotiations were temporarily suspended when the then-chairman of the board of the Company and Managing Director of Maserati, Sig. Alejandro De Tomaso, was stricken ill on January 22, 1993. The Company's Board of Directors designated his son, Sig. Santiago De Tomaso, to continue and complete the negotiations with Fiat, a process that resulted in the execu-tion of the May 17, 1993 agreement. The financial terms contained in the final agreement, as executed, were substantially identical to those which had been negotiated between Fiat and the elder Sig. DeTomaso prior to his
illness.   Other than the Panda assembly agreement described below, and the borrowings advanced to Maserati by Fiat to enable ongoing operations to continue (see "Reasons For The Sale" below), at the time of the negotiations, and since 1990 when Fiat became a 49% shareholder of Maserati, there were no, and there had not been any other material contracts, arrangements, understandings, relationships, negotiations or transactions between the Company or its subsidiaries and Fiat.

Regulatory Approvals
--------------------

     The sale of Maserati to Fiat was not subject to any U.S., federal, state or local or Italian regulatory approvals. None were sought nor obtained.


Federal Income Tax Consequences
-------------------------------

     For purposes of computing gain or loss under United States federal income tax reporting principles, O.A.M. had a tax basis in its stock in its Maserati subsidiary which was significantly in excess of the amount it realized on the sale. Since such sale did not result in the recognition of gain under United States tax reporting principles, such sale did not generate any U.S. income tax liability for either O.A.M. or the Company.


Reasons for the Sale
--------------------

     Operations at Maserati had been disappointing for many years preced-ing the Maserati Sale. With significant unused manufacturing capacity at Maserati's Milan facility, Maserati and its predecessor, since 1984, had sought to create and maintain a viable alliance with a larger automobile manufacturer which would enable Maserati to make fuller and more profitable use of its plant and equipment as a means of achieving and maintaining profitability. The underutilization of Maserati's manufacturing capacity, with resulting high fixed costs relative to unit sales, limited Maserati's ability to achieve additional market share through pricing strategies. Greater utilization, it was hoped, would permit fixed costs to be spread over a much greater volume of vehicles, thereby improving the potential to achieve profitability. The Company's management was aware, however, that almost every other Italian manufacturer of luxury or high performance automobiles had either ceased operations or been acquired outright by a larger corporation. Management sought to create strategic alliances to avoid the same fate as had befallen its Italian competitors.

     In 1986, pursuing this goal, Maserati entered into a series of relationships with Chrysler Corporation and certain of its subsidiaries relating to the design, manufacture and assembly of a sports coupe, called the "TC." As part of that relationship, Chrysler acquired a minority equity interest in the Company's O.A.M. subsidiary and the option and right of first refusal described earlier. That relationship, however, largely due to modest customer interest in the car, terminated prematurely in 1988, leaving Maserati's manufacturing capacity again underutilized and its future in doubt.

     In 1989 and 1990, despite the failure of the Chrysler alliance, Maserati's management continued to hold the view that a strategic alliance
was essential to its economic recovery.   In consequence, the subsidiary
entered into a series of agreements with Fiat, pursuant to which

Maserati, S.p.A. was formed as a subsidiary of O.A.M. S.p.A., all of the operating assets of O.A.M. were transferred to Maserati at an appraisal value of Lit. 270,000,000,000 ($167,079,208), and Fiat acquired 49% of the
Maserati equity for Lit. 132,670,000,000 ($82,079,722), all of which was contributed to Maserati. Maserati also agreed to assemble a Fiat "Panda" model as a contract manufacturer for Fiat at a stated assembly fee per vehicle. Fiat agreed to purchase up to 30,000 such vehicles per year for three years.

     Shortly thereafter, in mid-1990, the onset of the Gulf war and a worldwide recession produced a major decline in European car sales general-ly; the luxury segment occupied by Maserati was particularly hard hit. Fiat's Panda sales fell substantially below expectations, reducing the need for the assembly of the quantity of vehicles the parties had contemplated. As a result, Fiat formally terminated the Panda production program in De-cember 1991. Under the terms of the production agreement, there were no financial consequences to Fiat stemming from its having terminated the program. At the same time, the Italian economy as a whole was especially hard hit, due in part to a national corruption scandal involving major leaders of government, industry and finance. O.A.M.'s management concluded, and the Company's management concurred, that an upturn in the European luxury car market was unlikely in the foreseeable future. Without a significant infusion of capital, Maserati's ability to continue operations was highly unlikely.

     In 1990, Maserati lost Lit. 11,489,000,000 ($7,109,530).  It lost an additional Lit. 29,123,000,000 ($18,021,658) in 1991 and Lit.
88,176,000,000 ($54,564,356) more in 1992, for an aggregate loss of Lit.
128,788,000,000 ($79,695,554) during the three years between the original purchase by Fiat and the completion of negotiations on the Maserati Sale in 1993. In fixing a price for the 1993 sale of the remaining 51% equity interest in Maserati to Fiat, O.A.M. considered such factors as the 1990 appraisal, Maserati's remaining book value of its tangible and intangible assets, its accumulated deficiency in assets, the lack of capital to develop and produce new car models and Maserati's projected continuing operating losses for the foreseeable future until a recovery in the luxury
sector of the car market might occur.   O.A.M. also considered the
inability of the Company, O.A.M. or any of the Company's other subsidiaries to provide needed additional operating capital to Maserati, and that continuing Maserati operations was for all practical purposes contingent on Fiat agreeing to provide that capital in the form of additional loans to Maserati. In authorizing O.A.M. to execute the May 17, 1993 acquisition agreement, the Company's board of directors evaluated the same information and unanimously concluded that the transaction was materially beneficial to the Company and its shareholders. The Board did not expressly assign a weight to any one of the factors and each member of the Board may have considered some factors more persuasive than others. The Board's decision to accept the offer from Fiat was, however, unanimous.

     Since acquiring its 49% interest in 1990, Fiat had provided operating capital to Maserati in the form of loans aggregating the principal amount of Lit. 125,000,000,000 ($77,351,485). Aggregate borrowings from all sources, including from banks, long-term debt and Fiat advances, had grown to Lit. 196,310,000,000 ($121,478,960) by December 31, 1992. Be-
cause of the enormous operating losses it sustained in its 1990-1992 fiscal years, Maserati accumulated a capital deficiency by December 31, 1992 of approximately Lit. 70,486,000,000 ($43,617,574). Under Italian law, that deficiency was required to be repaired by Maserati's shareholders, Fiat and O.A.M. Only Fiat, however, had the financial capacity to inject capital into Maserati. Had it done so, and had, as was highly likely, O.A.M. failed to invest sufficient capital to retain its relative equity ownership, O.A.M.'s interest in Maserati would have been vastly diluted, effectively resulting in the sale of O.A.M.'s equity interest in Maserati to Fiat without O.A.M. realizing any proceeds.

     If, on the other hand, neither Fiat nor O.A.M. invested the necessary capital, and if Fiat did not continue to finance Maserati's operations through additional loans, Maserati's ability to continue operations would have been seriously compromised, and the cessation of its business would have been the inevitable result.

     From the consolidations and closures which the Italian specialty automobile market had been experiencing in recent years, it was clear that an equity investment would come, if at all, from a larger multi-national automobile company. With Fiat already owning a 49% equity interest in Maserati and being by far its largest creditor, equity capital from a third party was not a realistic alternative. O.A.M. therefore authorized Alejandro DeTomaso to explore the sale of Maserati to Fiat.

     With losses mounting at Maserati, in late 1991, its management attempted to reduce costs by terminating 500 workers, but Milanese labor unions obtained local judicial relief against the terminations. Labor strife plagued Maserati throughout 1992, causing several factory shutdowns, production stoppages and shipping delays. Losses were greatly magnified as a consequence. On January 22, 1993, after extended negotiations, Maserati, its labor unions and the Italian government resolved the dispute and related legal proceedings which stemmed from the 1991 terminations. The parties agreed to implement the termination of Maserati's Milan work force in three stages, concluding on April 1, 1993. On March 31, 1993, operations at Maserati's Lambrate (Milan) facility ceased completely, thereby curtailing the single largest cause of its, and consequently the Company's, operating losses. As expected, losses for the second quarter ended June 30, 1993 were substantially lower than in prior quarters, al-though the Company was still unable to operate profitably.

     As part of the labor dispute resolution, the Italian government agreed to implement existing relocation and compensation programs for the benefit of the terminated workers; Maserati agreed to contribute Lit. 3,850,000,000 ($2,382,426) in connection with these government programs.

     By the time Maserati's labor problems finally were resolved, however, the combination of the foregoing factors resulted in substantial operating losses at Maserati which no longer could continue operations without a massive cash infusion sufficient to cover its capital deficiency (as required by Italian law) and to fund projected further operated losses.

     Maserati's management, having unsuccessfully explored means to further reduce costs, in October 1992, decided to halt Innocenti production at the Milan factory, concluded that continuing production of Maserati cars in Milan was no longer financially viable, and decided that the most prudent course would be to close the Milan plant completely, a process which was completed by the end of March 1993.


Advantages and Disadvantages of the Transaction
-----------------------------------------------

     The Company's Management is of the view that there are no disadvan-tages to the Maserati Sale. O.A.M. received a total of Lit. 75,750,000,000 ($46,875,000), including Lit. 53,555,000,000 ($33,140,470) in cash, for the balance of the stock of the Company's principal operating subsidiary, while simultaneously eliminating an accumulated deficiency in assets. O.A.M. may also receive a small equity interest in a development company which may develop the Milanese land on which Maserati formerly conducted a portion of its operations. While the Company has effectively ceased to be engaged in any aspect of the automobile manufacturing business (although it continues to operate in the motorcycle business), those operations had not been profitable to the Company for many years. Indeed, losses had accelerated rapidly in the three years preceding the Maserati Sale as a reflection of the European recession and the progressive decline of American sales of Maserati vehicles since 1986.

     The advantages of the Maserati Sale, by contrast, are significant.
The Company disposed of the single largest source of its historical operating losses and, additionally, realized substantial value for its equity stake. Moreover, it received a needed infusion of cash over the term of the acquisition agreement, which benefitted all shareholders whether directly or indirectly. Finally, the Maserati Sale was a critical component to the strategic repositioning of the Company, enabling Management to focus resource and attention on G.B.M., which in turn resulted in the engagement of TIM and the acquisition by the Company of the principal assets of Finprogetti. Management believes that the transaction with Finprogetti will mark a major opportunity for the Company.


Maserati Business
-----------------

     The following discussion describes the business of the manufacture and sale of Maserati vehicles as it existed prior to the Maserati Sale. Maserati had been owned and operated by Fiat since May 17, 1993, detailed current information is not available to the Company. This information is provided so that shareholders will have the same type of information which would have been available had the Maserati Sale been presented to the shareholders for approval prior to its 1993 consummation.

     The manufacture and sale of Maserati and Innocenti vehicles, for many years prior to the Maserati Sale (and to the nearly contemporaneous cessation of Innocenti production), was marked by declining volume, increasing costs and increasing losses.

     Until January 1990, when the Company reorganized its manufacturing and distribution system in conjunction with the sale to Fiat of a 49% equity interest in Maserati, the Company's O.A.M. subsidiary (formerly known as "Officine Alfieri Maserati S.p.A.") was responsible for the manufacture of the Company's Maserati and Innocenti lines of automobiles. Maserati vehicles were sold through a network of independent dealerships, and, in the United States, Puerto Rico and Canada, through the Company's MAI subsidiary which, in turn, sold Maserati vehicles to independent dealers. The Company's Innocenti Milano, S.p.A. subsidiary ("Innocenti Milano") distributed Innocenti vehicles.

     In an effort to increase plant utilization and develop strategic relationships with larger, better financed vehicle manufacturers, O.A.M. also became a contract manufacturer for third parties from 1989 through 1991. From January 1989 through mid-April 1990, when the program was terminated, O.A.M. manufactured a total of 7,300 "TC" Coupes for Chrysler Corporation.

     From June 1990 through December 1991, the Company assembled 19,479 "Panda" model automobiles for Fiat. In 1990, Fiat paid Maserati an assembly fee of Lit. 1,734,000 ($1,073) for each "Panda" assembled. Additionally, because 'Panda" orders were lower than expected, Fiat paid Maserati the sum of Lit. 15,000,000,000 ($9,282,178) following negotiations over program expenses incurred by Maserati in connection with the shortfall in "Panda" production in 1990. Actual "Panda" production in that year was limited to 6,742 vehicles, rather than the projected production of 30,000 vehicles. Effective January 1, 1991, the "Panda" assembly fee was increased to Lit. 1,820,000 ($1,126). Following suspension and termination of the "Panda" production program in December 1991, the Company began negotiations with Fiat to establish mutually agreeable compensation to Maserati. The "Panda" production contract contained no provision for such compensation. With the consummation of the Maserati Sale, those negotiations were rendered moot.

     Models; Pricing.
     ---------------

     Prior to the sale of Maserati to Fiat, the subsidiary manufactured seven basic automobile models.

     Two-door coupes -- the "Ghibli," "222SR" and the "222HV";
     Small four door sedans -- the "424" the "430";

     Large four door sedans;
     Two door convertibles -- the "Spyder 2.0" and the "Spyder 2.8"; A larger two-door coupe -- the "228";
     A 2+2 coupe -- the "Shamal"; and
     A mid-engine racing car, the "Barchetta".

     The prices of Maserati cars to Italian dealers as of December 31, 1992 ranged from Lit. 47,000,000 ($29,084), to Lit. 76,000,000 ($47,030),
excluding an Italian government imposed value-added tax equal to 19% of the Italian dealers' price for all vehicles sold in Italy. Until December 31, 1992, a 38% value added tax rate was applicable to all gasoline-powered vehicles sold in Italy with engines of over two litres capacity. Effective January 1, 1993, the 38% tax rate was reduced to 19%. In addition to the foregoing tax, a one time registration tax ranging from Lit. 5,000,000 ($3,094) to Lit. 12,000,000 ($7,426), according to engine size, was also applicable to all gasoline-powered vehicles sold in Italy with engines of over two litres capacity.

     Innocenti mini-cars were manufactured through 1992 at Maserati's
Milan facility and were sold through Innocenti Milano. The 1992 Innocenti line, included the "Small," which consisted of three 3-cylinder engine models of 660 cc displacement, and two standard 3-cylinder models of 990 cc displacement. During 1992, there were two price increases for these models aggregating 5%. The basic selling prices of the 1992 line of models to Italian dealers ranged from Lit. 5,704,000 ($3,530) to Lit. 7,313,000 ($4,525). Innocenti Milano also marketed models manufactured by others, principally the Yugoslav-made Korel 45 and 55, which sold to dealers at prices ranging from Lit. 5,256,000 ($3,252) to Lit. 6,044,000 ($3,740), and the Brazilian made "Elba" (1300 cc engine), ranging in price from Lit. 9,207,000 ($5,697) to Lit. 9,708,000 ($6,007). All of these prices exclude options, transportation charges, and both a government-imposed value added tax equal to 19% of the dealers' prices for the vehicles and a one time registration tax ranging from Lit. 5,000,000 ($3,094) to Lit. 12,000,000 ($7,426), according to engine size. All Innocenti "mini-car" production was terminated at the end of 1992 due to weak demand and the Company's inability to pass along increasing costs to purchasers, thus decreasing margins to unacceptable levels.

     Until March 31, 1993, Maserati vehicles had been manufactured at two plants, located in Modena and Milan, Italy. Innocenti production was located in Milan until it was terminated on December 31, 1992. On March 31, 1993, the Milan plant was closed, and all Maserati production was concentrated in Modena.

     Distribution
     ------------

     In 1992, the last full fiscal year prior to the Maserati Sale, Maserati automobiles were distributed through approximately 47 independent dealers throughout Italy and through 32 importer-distributors in Western Europe, South Africa, Japan, the Middle East, the Far East and the United States. In 1992, Maserati sold 424 cars (48%) in Italy, 262 cars (30%) in Europe outside of Italy, 118 cars (13%) in Japan, and 80 cars (9%) elsewhere in the world, as compared with 1991 sales of 968 cars (54%) in Italy, 427 cars (24%) in Europe outside of Italy, 364 cars (20%) in Japan, and 41 cars (2%) elsewhere in the world.

     In 1992, no single Italian dealer or foreign importer- distributor accounted for more than 5% of worldwide sales, except for the distributors in Japan and Germany.

     As a result of the agreements between the Company and Fiat, Innocenti vehicles, (before production was terminated), together with other vehicles manufactured outside of Italy by or for the account of Fiat, were marketed through the Innocenti dealer network by Innocenti Milano. In 1992, Innocenti Milano distributed a total of 1,396 Yugoslav-made vehicles, 4,855 Brazilian-made cars and 6,639 Innocenti "minis." The Brazilian "Elba" program commenced in July 1991.

     Innocenti automobiles were distributed through Innocenti Milano to approximately 165 independent dealers throughout Italy. In 1992, there were no sales outside Italy. No single dealer accounted for more than 2.5% of sales of Innocenti mini-cars.

     Sales
     -----

     In 1992, unit sales of Maserati vehicles aggregated 884 cars, a de-crease of 51% compared to 1991. In 1991, Maserati sales aggregated 1,800 cars, a decrease of 18.5% from the 1990 level of 2,209 cars.

     The Company discontinued sales of new Maserati vehicles into the United States in 1990. Until it suspended operations, MAI sold only from its existing inventory of prior years' models. During 1992, MAI sold 17 Maserati cars. During 1991, MAI sold 45 Maserati cars, compared to 87 in 1990.

     In 1992, 5,826 660 cc and 813 990 cc Innocenti minicars (a total of 6,639 Innocenti minicars) were sold, a 37% decrease from 1991. In 1992, Innocenti Milano also sold 1,396 "Koral" model minis, manufactured in Yugoslavia, and 4,855 Brazilian-made cars. In 1991, 10,517 Innocenti minicars were sold, a 98.5% increase from 1990. Production of Innocenti vehicles was terminated in December 1992.

     Backlogs
     --------

     Backlogs were not significant with respect to Maserati cars, although backlog conditions occurred occasionally in response to the introduction of new models.

     Competition
     -----------

     Competition among manufacturers of luxury cars in Europe has traditionally been intense, involving a number of considerably larger, better financed companies than Maserati. In the years preceding the Maserati Sale, the Italian luxury car industry was marked by a succession of consolidations of small, independent luxury or specialty car makers such as Ferrari and Lamborghini into large multinational companies such as Fiat and Chrysler. Maserati was one of the last such small specialty car manufacturers still independently controlled at the time of the Maserati Sale. The principal competitors for Maserati were Mercedes, Porsche, BMW, Saab, Volvo, Ferrari, Alfa-Romeo and Jaguar, all of them owned by, or themselves being, larger corporations. Italian sales of Maserati represented approximately 1.2% of the luxury car market in Italy and export sales of Maserati represented a fraction of 1% of the world-wide market in the period between 1989 and 1992.

     Competition among mini-car manufacturers in Italy and throughout Europe was also fierce, involving a number of considerably larger, better financed companies than Innocenti located in Italy, Spain, France, Germany and the United Kingdom. Innocenti competed in the market on the basis of styling, price and performance. In Italy, Innocenti cars had less than a 1% share of the total automobile market in 1992. Before ceasing production in 1992, principal competition for the Innocenti came from Fiat and its affiliates Alfa-Romeo /Autobianchi, with an approximate 48.2% Italian market share. Major competitors also include Ford, Renault, Peugeot, Volkswagen-Audi and Citroen.

     Raw Materials
     -------------

     Most of Maserati's raw materials and components requirements were available at competitive prices from numerous suppliers, and supplies were not a contributing factor to the growing loses and declining sales of Maserati prior to the 1993 sale. Maserati manufactured its own engines and power train components.

     Research and Development
     ------------------------

     Maserati conducted inhouse research and development activities to design, develop and engineer improvements to vehicle componentry and performance, and for new vehicles. An aggregate of Lit. 5,492,000,000 ($3,398,515) was devoted to internal research and development in 1992, and Lit. 3,139,000,000 ($1,942,451) in 1991.

     Seasonal Nature of Business
     ---------------------------

     There was no significant seasonal variation in the business of the Company or any of its subsidiaries except that traditionally vehicle production ceases during August of each year in

Italy.

     Patents and Trademarks
     ----------------------

     Maserati was not in any material respect dependent upon patents, li-
censes, franchises or concessions.   No royalties were accrued or paid in
1990, 1991 or 1992.

     Pursuant to its 1990 agreement with Fiat, the Company caused the "Maserati" name, among other assets of O.A.M., to be contributed to Maserati S.p.A. By acquiring Maserati pursuant to the Maserati Sale, Fiat has thus acquired the Maserati trade name as well.

     Compliance with Governmental Regulations
     ----------------------------------------

     Maserati (and its predecessors), along with other automobile manufac-turers, were required to incur substantial costs in designing and testing products to comply with United States emissions, motor vehicle safety, fuel economy and damage susceptibility requirements. Such standards added substantially to the price of vehicles. There were significant resulting differences between the vehicles sold in the United States market and those marketed elsewhere.

     Among the standards required of motor vehicles for sale in the United States as of December 31, 1992 were for automatic restraints, bumper impact resistance, pollution control and minimum fuel mileage. Penalties could be imposed if such standards were not met. California's Air Resource Board had also promulgated emissions standards more stringent than federal levels. Maserati had not sold any vehicles in California since 1990.

     Employees and Employee Relations
     --------------------------------

     At December 31, 1992, there were a total of 1,321 employees at the Modena and Milan facilities, compared to 1,600 at December 31, 1991, of whom approximately 75% were engaged in factory production and the balance in various supervisory, sales, purchasing, administrative, design, en-gineering and clerical activities. However, of the 1,030 employees on the payroll at Milan, 514 were furloughed and did not work for any substantial part of the year. The furlough cost amounted to Lit. 15,400,000,000 ($9,529,703). During 1992, per capita labor costs in Modena and Milan, excluding severance and furlough payments, increased by approximately 6% in comparison to 1991.

     During 1992, the plants at Milan and Modena availed themselves of an Italian government program designed to defray part of the cost of furlough-ing workers during periods of reduced production. During 1992, in addition to the 514 employees who were furloughed, other production workers were furloughed a total of 75,604 production hours at Modena at a cost of Lit. 53,806,000 ($33,296), and 237,336 production hours at Milan, at a cost of Lit. 163,000,000 ($100,866). In 1991, the Modena plant furloughed a total of 6,176 production hours at a cost to Maserati of Lit. 4,000,000 ($2,475), and 726,464 production hours in Milan, at a cost to Maserati of Lit. 275,000,000 ($170,173).

     Strikes and other labor problems at Milan in 1992, arising out of Maserati's attempted termination of 514 workers, materially impaired operations at that plant, exacerbating Maserati's problems with an already poor environment for European luxury cars. Production was interrupted by repeated work stoppages, shipments of completed cars were delayed and as a consequence, sales were lost. Losses were magnified as a result of dramatically diminished sales, while expenses remained high due to a judicial decree preventing Maserati from firing the 514 furloughed workers at the Milan plant.

     At December 31, 1992, Maserati, having assumed the obligation from O.A.M., was obligated to pay employees an aggregate of Lit. 30,245,000,000 ($18,715,965) severance pay. As a result of the Maserati Sale, that obligation was assumed by Fiat.


Financial Information About Foreign and
Domestic (Italian) Operations and Export Sales
----------------------------------------------

Maserati Business
-----------------

     The following information pertains to the fiscal years ended December 31, 1990, 1991 and 1992, the three most recent full fiscal years prior to the Maserati Sale.

     All Maserati vehicle production occurred in Italy and foreign sales were made to distributors located outside Italy. Most foreign sales were made to Western European countries and the U.S. Although in the aggregate foreign sales were significant, sales to no particular country other than Switzerland and Japan were significant. Sales to other continents were also insubstantial.

     Set forth below are charts illustrating percentage Maserati vehicle sales revenues attributable to various geographic areas.

     Geographic Areas
     ----------------
                                             Year Ended December 31
                                         1992        1991        1990
                                         ----        ----        ----
     Maserati Cars
     -------------

     Italy                              48%         52%         54%
     Europe (other than Italy)          32%         26%         23%
     United States                       --          --          1%
     Japan                              13%         20%          --
     Elsewhere                           9%          2%         22%



Management's Discussion of Pro Forma Results of Operations.
-----------------------------------------------------------

     The following presentation of Management's Discussion of Pro Forma Results of Operations is provided solely that shareholders currently can consider the same information about the condition of the Company as would have been provided had the Maserati Sale been presented to the shareholders for approval prior to its consummation on May 17, 1993.


1992 Compared to 1991
---------------------

     On a pro forma basis, giving retroactive effect to the Maserati Sale to Fiat as if it occurred at the beginning of the 1992 fiscal year, the Company earned net income of Lit. 172,260,000,000 ($106,596,535), all of it due solely to the gain realized from the Maserati Sale. Net income includes a realized gain of Lit. 172,294,000,000 ($106,617,574) from the Maserati Sale.

     Because of poor sales and high expenses, Maserati operations generated huge losses. Once the accumulating losses incurred by the Company from Maserati operations exceeded the amount which Fiat had paid for its 49% equity interest in Maserati it acquired in 1990, O.A.M., and therefore the Company indirectly, was required under generally accepted accounting principles to absorb, for financial reporting purposes, 100% of the con-tinuing losses sustained by the Maserati S.p.A. subsidiary, further aggravating the adverse impact of Maserati's losses on the Company's financial condition. As a consequence of the continuing losses, the subsidiary accumulated a deficiency in assets of Lit. 102,484,000,000 ($63,418,317) by the end of 1992. The Maserati Sale resulted in the elimination of the deficiency, a non-cash item which magnified the size of the gain realized from the sale.

     Excluding the gain from the Maserati Sale and operations related to Maserati, the Company, on net sales of Lit. 45,346,000,000 ($28,060,644) from continuing operations, lost Lit. 34,000,000 ($21,040) on a pro forma basis in the 1992 fiscal year from continuing operations.

     For the fiscal year ended December 31, 1991, on a pro forma basis, excluding Maserati operations, the Company lost Lit. 6,327,000,000 ($3,859,530) from continuing operations on net sales of Lit. 32,219,000,000 ($19,937,500). In both fiscal years, on a pro forma basis, excluding Maserati operations, continuing operations represented primarily the sales of the Company's G.B.M. motorcycle manufacturing subsidiary.

     At December 31, 1992, on a pro forma basis, excluding Maserati operations, the Company had assets of Lit. 155,750,000,000 ($96,379,950) consisting primarily of current assets of G.B.M. of Lit. 64,234,000,000 ($39,748,762) and the present value of the proceeds from the Maserati Sale of Lit. 69,810,000,000 ($43,199,257). Pro forma liabilities at 1992 year-
end were reduced by approximately Lit. 239,839,000,000 ($148,415,223), as a result of the Maserati Sale, to Lit. 102,169,000,000 ($63,223,391).

     As the Company reported in its 1992 Annual Report on Form 10-K, on an actual and not on a pro forma basis, the Company in fact realized a 58% decrease in cash in 1992 compared with 1991, resulting from the Company's decreasing liquidity and the continued need for cash to provide working capital. Trade receivables decreased 22% in 1992 from 1991 because of the decreasing sales of the Company in 1992. The decreases in trade receiv-ables from related parties and affiliated companies was a result of the discontinuance of the assembly of "Pandas" for Fiat. Decreasing inventory in 1992, compared to 1991, resulted from decreased production in response to declining sales and weak demand for the Company's products.

     Net sales continued their declining trend, decreasing 27.1% in 1992 compared to 1991. The decrease was the result of a variety of factors: the suspension of the "Panda" program in December 1991, generally weak economic conditions, weak demand for the Company's products and inter-ruptions of production and shipments of finished cars and components from the Milan facility during the second quarter of 1992 as a result of the then unresolved labor dispute.

     The 30% decrease in gross profit in 1992, as compared to 1991, was the result of the loss of the Company's economies of scale as production decreased. The Company's fixed costs remained largely constant.
Therefore, fixed costs were spread over decreased production, increasing the fixed costs attributable to each vehicle produced.

     In 1992, variable costs, which are less significant than fixed costs, diminished as a result of the decreased demand for the Company's products
and the general weakening condition of the European economy.   Generally,
the Company lost a substantial portion of its economies of scale which were realized only when manufacturing a significantly greater volume of vehi-cles.

     As a result of decreased volume, receivables and inventories decreased 25% and 15%, respectively, in 1992 from the prior year. In the fourth quarter of 1992, Management reassessed the levels of inventories remaining and provided additional reserves of Lit. 4,732,000,000 ($2,928,218) for obsolete and excess inventory.

     Offsetting losses from operations, albeit modestly, was a favorable settlement by O.A.M. of a liability to G.E.P.I., an agency of the Italian Government. The gain realized from this transaction was approximately Lit. 12,000,000,000 ($7,425,743).

     Continuing losses in 1992 further weakened the Company's operating cash and liquidity position. At December 31, 1992, the Company had a deficiency in working capital of Lit. 70,486,000,000 ($43,617,574), compared to a deficiency of Lit. 29,786,000,000 ($18,431,930) at December 31, 1991. As a result of such increased losses, cash used in operating activities increased to Lit. 41,640,000,000 ($25,767,327) in 1992 from Lit 11,279,000,000 ($6,979,579) in 1991.

     Operations at Maserati in 1992 were principally financed by the Lit. 125,000,000,000 ($77,351,485) line of credit provided to Maserati S.p.A. by Fiat that year.


First quarter of 1993 compared to first quarter of 1992
-------------------------------------------------------

     For the quarter ended March 31, 1993, the last fiscal quarter prior to the Maserati Sale, on a pro forma basis, the Company earned Lit. 172,546,000,000 ($106,773,515), inclusive of a gain of Lit. 188,025,000,000
($116,352,104) from the Maserati Sale, on net sales of Lit. 7,197,000,000 ($4,453,389) from continuing operations. Exclusive of the gain of the Maserati Sale, the Company lost Lit. 15,479,000,000 ($9,578,589) during the quarter from continuing operations. In the first quarter of 1992, on a pro forma basis, the Company lost Lit. 11,586,000,000 ($7,169,554) from continuing operations on net sales of Lit. 12,082,000,000 ($7,476,485).

                                                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                         MARCH 31, 1993

                                               [Need new $ values]
                                                                      Pro Forma Adjustments
                                                           -----------------------------------------------
                                                                 Maserati                      Other
                                                            ------------------         -------------------
                                           Historical      Debits      Credits         Debits      Credits    Pro Forma
                                           ----------      ------      -------         ------      -------    ---------
                                                                                                            (Unaudited)

                                                                    (In Thousands of Dollars)
ASSETS:
------
  Current Assets                            $ 99,355                   $62,025(1)    $30,167(2)                 $67,497
  Property and Equipment, Net                 36,353                    25,366(1)                                10,987
  Other Assets                                 4,089                     1,850(1)     13,491(2)                  15,730
                                             -------                                                             ------
                                            $139,798                                                            $94,214
                                             =======                                                            =======

LIABILITIES AND EQUITY:
----------------------

  Current Liabilities                       $132,913      $91,671(1)                                            $41,242
  Long-Term Debt, Other Liabilities
     and Minority Interests                   84,449       70,264(1)                             $7,596(2)       21,781
  Shareholders Equity (Deficiency in
     Assets)2                                (77,564)                 72,694(1,3)                36,063(2,3)     31,192
                                              ------                                                             ------
                                            $139,798                                                            $94,214
                                            ========                                                            =======


                                                                      Pro Forma Adjustments
                                                           -----------------------------------------------
                                                                 Maserati                    Other
                                                             -----------------         -------------------
                                           Historical      Debits      Credits         Debits      Credits    Pro Forma
                                           ----------      ------      -------         ------      -------    ---------
                                                                                                            (Unaudited)

                                                                           (In Millions of Italian Lire)
ASSETS:
------

  Current Assets                        Lit. 160,558              Lit. 100,233(1)  Lit. 48,750(2)            Lit. 109,075
  Property and Equipment, Net                 58,747                    40,992(1)                                  17,755
  Other Assets                                 6,608                     2,990(1)  Lit. 21,802(2)                  25,420
                                             -------                                                               ------
                                        Lit. 225,913                                                         Lit. 152,250
                                             =======                                                              =======
LIABILITIES AND EQUITY:
----------------------

  Current Liabilities                   Lit. 214,788 Lit. 148,141(1)                                          Lit. 66,647
  Long-Term Debt, Other Liabilities and
     Minority Interests                      136,469      113,547(1)                           Lit. 12,275(2)      35,197
  Shareholders Equity (Deficiency in
     Assets)2                               (125,344)             Lit. 117,473(1,3)                 58,277(2,3)    50,406
                                            ---------                                                             -------
                                        Lit. 225,913                                                         Lit. 152,250
                                             =======                                                              =======

1Reflects the assets, liabilities and operations of Maserati, the sub-sidiary sold.

2Reflects the installment payments from Fiat. Includes a present value adjustment of the final installment from Fiat of Lit. 27,000,000,000, paid on January 1, 1995 without interest. The Company assumed an interest rate of 11% per annum in calculating such adjustment. Such interest rate approximates the prevailing rate in Italy.

3Reflects the total gain on sale of Maserati stock.


                                                    PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                THREE MONTHS ENDED MARCH 31, 1993



                                                                       Pro Forma Adjustments
                                                                       ----------------------
                                                                             Maserati
                                                                       ----------------------
                                                        Historical     Debits        Credits     Pro Forma
                                                        ----------     ------        -------     ---------
                                                                                               (Unaudited)
                                                                      (In Thousands of Dollars)

Net Sales                                                $14,120       $9,666(1)                   $4,454
Cost of Products Sold                                     19,529                    $15,450(1)      4,079
                                                          ------                                    -----
                                                          (5,409)                                     374
Selling and General Administrative Expenses                2,526                        975(1)      1,551
                                                           -----                                    -----
                                                          (7,935)                                  (1,177)
Interest Expense                                          (3,673)                     2,562(1)     (1,111)
Interest and Other Income or Expense                         350           45(1)                      305
                                                          ------                                   ------
     Net Income (Loss)                                  $(11,258)                                 ($1,983)
                                                        =========                                 ========



                                                                        Pro Forma Adjustments
                                                                       ----------------------
                                                                              Maserati
                                                                       ----------------------
                                                        Historical     Debits         Credits    Pro Forma
                                                        ----------     ------         -------    ---------
                                                                                               (Unaudited)
                                                                (In Millions of Italian Lire)

Net Sales                                             Lit. 22,818 Lit. 15,621(1)               Lit. 7,197
Cost of Products Sold                                      31,559               Lit. 24,967(1)      6,592
                                                           ------                                   -----
                                                           (8,741)                                    605
Selling General and Administrative Expenses                 4,082                     1,575(1)      2,507
                                                            -----                                   -----
                                                          (12,823)                                 (1,902)
Interest Expense                                           (5,935)                    4,140(1)     (1,795)
Interest and Other Income or Expense                          565          72(1)                      493
                                                           ------                                   -----
     Net Income(Loss)                                Lit. (18,193)                           Lit.  (3,204)
                                                          ========                                 =======



1Reflects the assets, liabilities and operations of Maserati, the sub-sidiary sold.

Vote Required
-------------

The approval of 66-2/3% of all shares of common stock entitled to vote at the Annual Meeting of shareholders, is sought to ratify the execution and consummation of the agreement. Two shareholders, Finprogetti S.p.A., and the trustee of Tail Trust (the successor-in-interest to certain shares formerly held by Alejandro DeTomaso), holding an aggregate of 49.1% of the outstanding shares of common stock, have agreed to vote for ratification. Additional-ly, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro DeTomaso's family may be expected to vote in favor of the proposal, although such holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trust, aggregate 65.6% of votes which may be cast. Ratification is therefore reasonably certain.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.
                                                         ---


Dissenting Shareholders' Rights
-------------------------------

    While the Company did not itself sell any assets in connection with the Maserati Sale, Management believes that shareholders are entitled to an opportunity to vote on the ratification of the Maserati Sale. Under applicable Maryland law, shareholders of a Maryland corporation which disposes of all or substantially all of its assets and who dissent from the transaction are entitled to an opportunity to have the value of the shares determined through an appraisal process. While Management can not deter-mine for a certainty whether the Maserati Sale would constitute such a sale by the Company (because there is no precedential guidance from the

Maryland courts or Federal courts applying Maryland law), some courts of other states which have considered the issue have concluded that sales of assets by a corporation's subsidiary could, under certain circumstances, constitute a sale by the corporation itself of all or substantially all of its assets. The Maryland courts, if presented with the question might similarly so conclude. Other courts, however, have reached contrary conclusions. Despite the legal uncertainty, Management does not intend to object if a shareholder of the Company were to seek to invoke the appraisal process and, if the Maryland Department does not accept for recording the Articles of Transfer which commence certain time constraints on the appraisal process, the Company will, to the extent that it may legally do so, waive such requirements as a condition to invoking the appraisal process. There can be no assurance, however, that appraisal rights will be recognized in Maryland should a shareholder seek to assert them.


Right to Dissent and Appraisal
------------------------------

    The following information is provided to advise shareholders of the procedures required to preserve and invoke such appraisal rights as may be available to the Company's shareholders in connection with the Maserati Sale. Under the Maryland General Corporation Law, each holder of the Company's Common Stock will be entitled to demand and receive payment of the fair value of his shares in cash, if he or she (i) prior to or at the Annual Meeting, files with the Company a written objection to the Maserati Sale, (ii) does not vote in favor of the Maserati Sale and (iii) within 20 days after Articles of Transfer have been accepted for recording by the Maryland Department makes written demand on the Company for payment of his or her shares, stating the number of shares for which payment is demanded. A written objection pursuant to clause (i) above should be sent to the Company at DeTomaso Industries, Inc., 107 Monmouth Street, Red Bank, New Jersey 07707, Attention: Catherine D. Germano, Assistant Secretary. The Company will not accept a direction in the shareholder's proxy to vote against the Maserati Sale as constituting a written objection or demand within the meaning of clause (i) or clause (iii) above. Any shareholder who fails to comply with the requirements described above will be bound by the terms of the Maserati Sale. A demand for payment may be withdrawn only with the consent of the Company.

    The Company will promptly deliver or mail to each dissenting shareholder written notice of the date the Articles of Transfer have been accepted (or are rejected) for recording by the Maryland Department. The Company may also deliver or mail to each objecting shareholder a written offer to pay for his or her stock at a price deemed by the Company to be the fair value thereof. Fair value will be determined as of the close of business on the day preceding the closing of the Maserati Sale. In accordance with Maryland law, the determination of fair value will not include the effect of any appreciation or depreciation caused directly or indirectly by the Maserati Sale. The Board has determined that the fair value on such date was between $5 and $8 per then-outstanding share.
Within 50 days after the Articles of Transfer have been accepted (or are rejected) by the Maryland Department, either the Company or any objecting shareholder who has not received payment for his shares may petition a court of equity in Baltimore, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting shareholder is entitled to an appraisal of his or her stock, the court will appoint three (3) disinterested appraisers to determine the fair value of such shares on terms and conditions the court determines proper, and the appraisers will, within 60 days after ap-pointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating the conclusion of the majority as to the fair value of the shares. Within 15 days after the filing of the report, any party may object to the report and may request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the appraiser's report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting shareholder or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the shareholders' vote on the action to which objection was made, unless the court finds that the shareholder's refusal to accept a written offer to purchase stock made by the Company as described above was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorneys' fees) will be determined by the court and will be assessed against the Company, or under certain circumstances, the objecting shareholder, or both.

    At any time after the filing of a petition for appraisal, the court may require any dissenting shareholder to submit his or her certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. In order to receive payment, whether by agreement with the Company or pursuant to a judgment, the shareholder must surrender the stock certificates endorsed in blank and in proper form for transfer. A shareholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the shareholders' vote regarding the Maserati Sale and shall cease to have any rights as a shareholder with respect to the shares except for the right to receive payment of the fair value thereof. The shareholder's rights may be restored only upon the withdrawal, with the consent of the Company, of the demand for payment, failure of either party to file a petition for ap-praisal within the time required, a determination of the court that the shareholder is not entitled to an appraisal, or the abandonment or rescis-sion of the Maserati Sale.

    The foregoing summary of the rights of dissenting shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their dissenters' rights. The preser-vation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each shareholder desiring to exercise dissenters' rights should refer to Title 3, Subtitle 2, entitled "Rights of Objecting Shareholders," of the Corporations and Associations Article of the Annotated Code of Maryland (1985 Replacement Volume), a copy of which is attached as Exhibit _ to the Proxy Statement, for a complete statement of the shareholder's rights and the steps which must be followed in connection with the exercise of dis-senter's rights.

Shareholder Proposals at the Company's
Next Annual Meeting of Shareholders
--------------------------------------

    Shareholders of the Company who intend to submit proposals to the Company's shareholders at the Company's next annual meeting of shareholders must submit such proposals to the Company so that it is received no later than _____________, 1996, 120 days before the anticipated date of mailing of the proxy statement for such meeting. Shareholder proposals should be submitted to Howard E. Chase, Corporate Secretary, 750 Lexington Avenue, New York, New York 10022.


Financial Information
---------------------

    The Company's financial statements for the years ended December 31, 1994, 1993 and 1992 are annexed to this Proxy Statement. The pro forma financial statements for the years ended December 31, 1994 and 1993 of the Finprogetti subsidiaries acquired in the Finprogetti Acquisition, and the pro forma combined financial statements of the Company for the six months ended June 30, 1995 are included in the Company's Current Report on Form 8-K which accompanies this Proxy Statement. The Company's financial statements for the three and nine month periods ended September 30, 1995 and 1994 are included in the Company's Quarterly Report on Form 10-Q which accompanies this proxy statement.

Other Matters

    Management knows of no other matters to be presented at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the appointees named in the Proxy will vote the Proxy in accordance with their best judgment.


                     By Order of the Board of Directors


                           Carlo Previtali
                           Secretary



Dated:  Red Bank, New Jersey
            January ___, 1996

                                  PRELIMINARY
                                 FORM OF PROXY

                           DE TOMASO INDUSTRIES, INC.


              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL
             MEETING OF SHAREHOLDERS OF DE TOMASO INDUSTRIES, INC.


        The undersigned acknowledges receipt of a Notice of Annual Meeting and of accompanying Proxy Statement and hereby appoints Howard E. Chase and Catherine D. Germano, and either of them, proxies with several powers of substitution, to vote the shares of De Tomaso Industries, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of DE TOMASO INDUSTRIES, INC. (the "Company"), to be held on January 30, 1996, or at any adjournment thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement.

        1. To elect the following persons (unless authority to vote is withheld as to all nominees by crossing out this item, or as to any individual nominee by crossing out his name below) to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify:

                Patrick D'Angelo     Giovanni Avallone       Howard E. Chase
                Albino Collini       Mario Tozzi-Condivi     Roberto Corradi
                Carlo Garavaglia     Maria Luisa Ruzzon      Sangtiago De Tomaso
                                     Francesco Pugno Vanoni

        2. To amend the Articles of Incorporation to (a) increase the number of shares of authorized common stock to 50,000,000 and change the par value to $.01 per share, (b) eliminate authorization for preferred stock, and
(c) change the name of the Company to Trident Rowan Corp.

                [ ]  FOR            [ ]     AGAINST         [ ]   ABSTAIN

        3. To approve the adoption of the 1995 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan for Outside Directors.

                [ ]  FOR            [ ]     AGAINST         [ ]   ABSTAIN

        4. To ratify the selection by the Board of Directors of Ernst & Young as independent public accountants for the Company.

                [ ]  FOR            [ ]     AGAINST         [ ]   ABSTAIN

        5. To ratify the 1993 sale by O.A.M., S.p.A. (a subsidiary of the Company) of its 51% equity interest in Maserati S.p.A. to Fiat Auto. S.p.A.

                [ ]  FOR            [ ]     AGAINST         [ ]   ABSTAIN

        6. To act upon any other business that may properly come before the meeting or any adjournment thereof according to the number or votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and may exercise all the powers hereby granted.


IF NO INSTRUCTIONS IS INDICATED, SAID PROXIES WILL VOTE "FOR" THE PROPOSAL REFERRED TO IN ITEMS 1-5 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 6.

                  Dated _________________, 1996
                          (Please Date)


                                               Signature(s):

                                               --------------------------------

                                               --------------------------------
                                               (Please sign under name exactly
                                               as it appears to left)